Exhibit 2.1

                                                                  EXECUTION COPY




================================================================================

                          AGREEMENT AND PLAN OF MERGER

                           Dated as of March 16, 2005

                                      among

                              SEACOR HOLDINGS INC.,

                             SBLK ACQUISITION CORP.,

                                   CORBULK LLC

                                       and

                           SEABULK INTERNATIONAL, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page

ARTICLE I             The Mergers.......................................................................2

         Section 1.1.          The Mergers..............................................................2

         Section 1.2.          Closing..................................................................3

         Section 1.3.          Effective Time...........................................................3

         Section 1.4.          Effects of the Mergers...................................................4

         Section 1.5.          Governing Instruments of the Surviving Corporation.......................4

         Section 1.6.          Directors or Managers and Officers of the Surviving Corporation..........4

ARTICLE II            Effect of the Mergers on the Capital Stock of the Constituent Persons;
                      Exchange of Certificates; Company Stock Options...................................5

         Section 2.1.          Effect on Capital Stock..................................................5

         Section 2.2.          Exchange of Certificates.................................................7

         Section 2.3.          Company Stock Options...................................................10

         Section 2.4.          Adjustments.............................................................11

         Section 2.5.          Appraisal Rights........................................................12

ARTICLE III           Representations and Warranties of the Company....................................12

         Section 3.1.          Organization, Standing and Corporate Power..............................13

         Section 3.2.          Capitalization..........................................................14

         Section 3.3.          Authority; Noncontravention; Voting Requirements........................15

         Section 3.4.          Governmental Approvals..................................................16

         Section 3.5.          Company SEC Documents; Financial Statements; Undisclosed Liabilities....17

         Section 3.6.          Absence of Certain Changes or Events....................................18

         Section 3.7.          Legal Proceedings.......................................................20

         Section 3.8.          Compliance With Laws; Permits...........................................20

         Section 3.9.          Information Supplied....................................................20

         Section 3.10.         Tax Matters.............................................................21

         Section 3.11.         Employee Benefits and Labor Matters.....................................23

         Section 3.12.         Environmental Matters...................................................26

         Section 3.13.         Contracts...............................................................26


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         Section 3.14.         Title to Properties.....................................................27

         Section 3.15.         Intellectual Property...................................................28

         Section 3.16.         Insurance, Claims and Warranties........................................29

         Section 3.17.         Opinion of Financial Advisor............................................29

         Section 3.18.         Brokers and Other Advisors..............................................30

         Section 3.19.         State Takeover Statutes; Company Certificate of
                               Incorporation and By-law Provisions.....................................30

         Section 3.20.         Vessels.................................................................30

         Section 3.21.         Reorganization Treatment................................................31

ARTICLE IV            Representations and Warranties of Parent, Merger Sub and LLC.....................31

         Section 4.1.          Organization, Standing and Corporate Power..............................31

         Section 4.2.          Capital Structure.......................................................32

         Section 4.3.          Authority; Noncontravention.............................................33

         Section 4.4.          Governmental Approvals..................................................34

         Section 4.5.          Parent SEC Documents; Financial Statements; Undisclosed Liabilities.....35

         Section 4.6.          Absence of Certain Changes or Events....................................36

         Section 4.7.          Legal Proceedings.......................................................37

         Section 4.8.          Compliance With Laws; Permits...........................................38

         Section 4.9.          Information Supplied....................................................38

         Section 4.10.         Tax Matters.............................................................38

         Section 4.11.         Employee Benefits and Labor Matters.....................................40

         Section 4.12.         Environmental Matters...................................................42

         Section 4.13.         Contracts...............................................................43

         Section 4.14.         Title to Properties.....................................................44

         Section 4.15.         Intellectual Property...................................................45

         Section 4.16.         Insurance, Claims and Warranties........................................45

         Section 4.17.         Opinion of Financial Advisor............................................46

         Section 4.18.         Ownership and Operations of Merger Sub and LLC..........................46


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
                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         Section 4.19.         Brokers and Other Advisors..............................................46

         Section 4.20.         Reorganization Treatment................................................46

         Section 4.21.         Vessels.................................................................47

ARTICLE V             Additional Covenants and Agreements..............................................48

         Section 5.1.          Preparation of the Form S-4 and the Joint Proxy
                               Statement; Stockholders Meetings........................................48

         Section 5.2.          Conduct of Business.....................................................49

         Section 5.3.          No Solicitation by the Company; Etc.....................................54

         Section 5.4.          Reasonable Best Efforts.................................................57

         Section 5.5.          Public Announcements....................................................58

         Section 5.6.          Access to Information; Confidentiality..................................58

         Section 5.7.          Notification of Certain Matters.........................................59

         Section 5.8.          Indemnification and Insurance...........................................60

         Section 5.9.          Securityholder Litigation...............................................60

         Section 5.10.         Fees and Expenses.......................................................60

         Section 5.11.         Affiliates..............................................................61

         Section 5.12.         Stock Listing...........................................................61

         Section 5.13.         Reorganization Treatment................................................61

         Section 5.14.         Rule 16b-3..............................................................61

         Section 5.15.         Interim Tax Returns.....................................................61

         Section 5.16.         Employee Matters........................................................62

         Section 5.17.         Merger Sub..............................................................63

         Section 5.18.         Warrants................................................................63

ARTICLE VI            Conditions Precedent.............................................................63

         Section 6.1.          Conditions to Each Party's Obligation to Effect the Mergers.............63

         Section 6.2.          Conditions to Obligations of Parent, Merger Sub and LLC.................65

         Section 6.3.          Conditions to Obligation of the Company.................................66

         Section 6.4.          Frustration of Closing Conditions.......................................67


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
                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE


ARTICLE VII           Termination......................................................................67

         Section 7.1.          Termination.............................................................67

         Section 7.2.          Effect of Termination...................................................69

         Section 7.3.          Termination Fee.........................................................70

ARTICLE VIII          Miscellaneous....................................................................72

         Section 8.1.          Nonsurvival of Representations and Warranties...........................72

         Section 8.2.          Amendment or Supplement.................................................72

         Section 8.3.          Extension of Time, Waiver, Etc..........................................72

         Section 8.4.          Assignment..............................................................72

         Section 8.5.          Counterparts............................................................73

         Section 8.6.          Entire Agreement; No Third-Party Beneficiaries..........................73

         Section 8.7.          Governing Law; Waiver of Jury Trial.....................................73
         Section 8.8.          Specific Enforcement....................................................73

         Section 8.9.          Consent to Jurisdiction.................................................73

         Section 8.10.         Notices.................................................................73

         Section 8.11.         Severability............................................................74

         Section 8.12.         Definitions.............................................................75

         Section 8.13.         Interpretation..........................................................78

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                                       iv


                          AGREEMENT AND PLAN OF MERGER

           This AGREEMENT AND PLAN OF MERGER, dated as of March 16, 2005 (this "Agreement"), is among SEACOR HOLDINGS INC., a Delaware corporation ("Parent"), SBLK ACQUISITION CORP., a Delaware corporation and a direct, wholly owned Subsidiary of Parent ("Merger Sub"), CORBULK LLC, a Delaware limited liability company and direct, wholly owned Subsidiary of Parent ("LLC") and SEABULK INTERNATIONAL, INC., a Delaware corporation (the "Company"). Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 8.12 or elsewhere herein.

           WHEREAS, the respective Boards of Directors of the Company and Merger Sub, and Parent as the managing member of LLC (the "Managing Member"), have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the transactions contemplated hereby, on the terms and subject to the conditions set forth in this Agreement;

           WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent, Merger Sub and LLC to enter into this Agreement, Parent and certain stockholders of the Company (the "Significant Stockholders") are entering into a stockholders' agreement (the "Stockholders Agreement"), pursuant to which each Significant Stockholder has agreed, among other things, to vote its shares for the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement in accordance with the provisions set forth in the Stockholders Agreement; and

           WHEREAS, for Federal income tax purposes, it is intended that the Reverse Merger (as defined herein) and, if the Forward Merger (as defined herein) is required pursuant to the terms of this Agreement, the Mergers (as defined herein) taken together, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and that this Agreement constitutes a plan of reorganization.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub, LLC and the Company hereby agree as follows:

                                    ARTICLE I

                                   The Mergers
                                   -----------

           SECTION 1.1. The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Reverse Merger Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Reverse Merger (the "Reverse


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Merger"). If, immediately prior to the Reverse Merger Effective Time, except as otherwise provided in Section 2.1(a)(iv), the tax opinion referred to in Section 6.2(e) or the tax opinion referred to in Section 6.3(c) hereof cannot be delivered, as reasonably determined by Weil, Gotshal & Manges LLP or Vinson & Elkins LLP, as the case may be (a "Tax Opinion Failure"), then immediately following the Reverse Merger Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, as part of a plan that includes the Reverse Merger, the Company shall be merged (the "Forward Merger" and together with the Reverse Merger, the "Mergers") with and into the LLC, and the separate corporate existence of the Company shall cease and the LLC shall continue as the surviving Person in the Forward Merger. The "Surviving Corporation" shall mean, in the event that the Forward Merger is not required pursuant to the terms hereof, the Company, and in the event that the Forward Merger is required pursuant to the terms hereof, the LLC.

           (b) If, at any time prior to Closing, Parent and the Company mutually agree that it is in their respective best interests to convert the LLC from a limited liability company to a corporation, then Parent shall take such action as may be reasonably necessary to effectuate such conversion.

           SECTION 1.2. Closing. The closing of the Reverse Merger and, if required pursuant to the terms hereof, the Forward Merger (the "Closing"), shall take place before the opening of The New York Stock Exchange or after the closing of The New York Stock Exchange on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time or date, or both, are agreed to in writing by the parties hereto.

           SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger with respect to the Reverse Merger, executed in accordance with the relevant provisions of the DGCL (the "Reverse Merger Certificate of Merger"). The Reverse Merger shall become effective upon the filing of the Reverse Merger Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Reverse Merger Certificate of Merger (the time at which the Reverse Merger becomes effective is herein referred to as the "Reverse Merger Effective Time"). In the event that the Forward Merger is required pursuant to the terms hereof, immediately following the Reverse Merger Effective Time on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger with respect to the Forward Merger, executed in accordance with the relevant provisions of the DGCL (the "Forward Merger Certificate of Merger"). The Forward Merger shall become effective upon the filing of the Forward Merger Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Forward Merger Certificate of Merger, but in all events on the same date as the Reverse Merger Effective Time (the time at which the Forward Merger becomes effective is herein referred to as the "Forward Merger Effective Time").


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           SECTION 1.4. Effects of the Mergers. The Mergers shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, (a) at the Reverse Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Company and (b) at the Forward Merger Effective Time, if any, all the properties, rights, privileges, powers and franchises of the Company and LLC shall vest in the LLC, and all debts, liabilities and duties of the Company and LLC shall become the debts, liabilities and duties of the LLC.

           SECTION 1.5. Governing Instruments of the Surviving Corporation.

           (a) Reverse Merger. The certificate of incorporation of the Company, as in effect immediately prior to the Reverse Merger Effective Time, shall be amended at the Reverse Merger Effective Time to be in the form of Exhibit A-1 hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the surviving corporation in the Reverse Merger until thereafter amended as provided therein or by applicable Law. At or prior to the Reverse Merger Effective Time, the Company shall cause its by-laws to be amended, as of the Reverse Merger Effective Time, to read in their entirety as set forth in Exhibit A-2 hereto and, as so amended, such by-laws shall be the by-laws of the surviving corporation in the Reverse Merger until thereafter amended as provided therein or by applicable Law.

           (b) Forward Merger. In the event that the Forward Merger is required pursuant to the terms hereof, at the Forward Merger Effective Time, the certificate of formation of the LLC, as in effect immediately prior to the Forward Merger Effective Time, shall be the certificate of formation of the surviving Person in the Forward Merger until thereafter amended as provided therein or by applicable Law. The operating agreement of the LLC, as in effect immediately prior to the Forward Merger Effective Time, shall constitute the operating agreement of the surviving Person in the Forward Merger until thereafter amended as provided therein or by applicable Law.

           SECTION 1.6. Directors or Managers and Officers of the Surviving Corporation.

           (a) Reverse Merger. Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Reverse Merger Effective Time to be the directors of the surviving corporation in the Reverse Merger immediately following the Reverse Merger Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation in the Reverse Merger. The officers of the Company immediately prior to the Reverse Merger Effective Time shall be the officers of the surviving corporation in the Reverse Merger until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation in the Reverse Merger.


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
           (b) Forward Merger. In the event that the Forward Merger is required pursuant to the terms hereof, each of the parties hereto shall take all necessary action to cause the Managing Member of the LLC immediately prior to the Forward Merger Effective Time to be the Managing Member of the surviving Person in the Forward Merger immediately following the Forward Merger Effective Time, until its successor is duly elected or appointed and qualified or its earlier death, resignation or removal in accordance with the certificate of formation and operating agreement of the surviving Person in the Forward Merger. The officers of the Company immediately prior to the Forward Merger Effective Time shall be the officers of the surviving Person in the Forward Merger until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of formation and operating agreement of the surviving Person in the Forward Merger.

                                   ARTICLE II

                Effect of the Mergers on the Capital Stock of the Constituent Persons; Exchange of Certificates; Company Stock Options

           SECTION 2.1. Effect on Capital Stock.

           (a) At the Reverse Merger Effective Time, by virtue of the Reverse Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger Sub:

          (i) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation in the Reverse Merger.

          (ii) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (iii) Conversion of Company Common Stock. Subject to Sections 2.1(a)(iv) and 2.2(e), each issued and outstanding share of Company Common Stock (other than (i) shares to be canceled in accordance with Section 2.1(a)(ii) and (ii) any Dissenting Shares) shall be converted into the right to receive (A) 0.2694 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") and (B) $4.00 in cash (the "Per Share Cash Consideration") (collectively, the "Per Share Merger Consideration").


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
          (iv) Adjustment. If immediately prior to the Reverse Merger Effective Time (a) the Closing Date Price is equal to or greater than $55.00 and (b) based solely on the Per Share Merger Consideration (determined using the Closing Date Price of the Parent Common Stock) payable pursuant to Section 2.1(a)(iii), there has been a Tax Opinion Failure, then the Per Share Merger Consideration shall be adjusted by reducing, to the extent necessary to enable the tax opinions to be rendered, the amount of cash to be delivered to the holders of shares of Company Common Stock, for each share converted, and in lieu thereof, delivering to such holders such number of shares of Parent Common Stock equal to (x) the amount by which the cash component of the Per Share Merger Consideration is reduced pursuant to this clause in order to enable the rendering of the tax opinions, divided by (y) the Closing Date Price.

           For purposes of this Agreement, the "Closing Date Price" of a share of Parent Common Stock shall be the per share closing price of Parent Common Stock as reported on The New York Stock Exchange as of the most recent market close immediately preceding the Reverse Merger Effective Time.

           (b) As of the Reverse Merger Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book entry form) which immediately prior to the Reverse Merger Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration as may be adjusted, any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e), in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

           (c) In the event that the Forward Merger is required pursuant to the terms hereof, at the Forward Merger Effective Time, automatically by virtue of the Forward Merger and without any action on the part of any stockholder:

          (i) Membership Interests of LLC. Each membership interest of LLC outstanding immediately prior to the Forward Merger shall be unchanged and shall remain issued and outstanding; and

          (ii) Company Shares. Each share of common stock of the surviving corporation in the Reverse Merger issued and outstanding immediately prior to the Forward Merger Effective Time shall be cancelled without consideration and shall cease to be an issued and outstanding share of common stock of the surviving corporation in the Reverse Merger.


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
           SECTION 2.2. Exchange of Certificates.

           (a) Exchange Agent. On or promptly following the Closing Date, Parent shall deposit with such bank or trust company as may be designated by Parent (the "Exchange Agent"), for exchange in accordance with this Article II, through the Exchange Agent, certificates (or evidence of shares in book entry form) representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and an amount of cash representing the aggregate Per Share Cash Consideration payable pursuant to
Section 2.1(a) (such shares of Parent Common Stock, together with any dividends or other distributions with respect thereto with a record date after the Reverse Merger Effective Time, and cash, being hereinafter referred to as the "Exchange Fund").

           (b) Exchange Procedures. Promptly after the Reverse Merger Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted pursuant to
Section 2.1(a) into the right to receive the Per Share Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and shall have such other provisions (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration, any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.2(e). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate (or evidence of shares in book entry form) representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and (C) a check in the amount equal to any cash to which such holder is entitled pursuant to this
Article II, consisting of the Per Share Cash Consideration and cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a certificate (or evidence of shares in book entry form) representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such issuance shall have paid any transfer and other taxes required by reason of the issuance of shares of Parent Common


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
Stock to a Person other than the registered holder of such Certificate or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Reverse Merger Effective Time to represent only the right to receive the Per Share Merger Consideration, any dividends or other distributions to which the holder of such Certificate is entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e), in each case, without interest.

           (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Reverse Merger Effective Time, no Per Share Cash Consideration and no cash payment in lieu of any fractional shares of Parent Common Stock pursuant to
Section 2.2(e) shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that the holder thereof has the right to receive upon the surrender thereof, in each case until the holder of such Certificate shall surrender such Certificate in accordance with this
Article II. Promptly following surrender of any Certificate, there shall be paid to the record holder thereof, without interest, (i) the Per Share Cash Consideration, and any cash payable in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Reverse Merger Effective Time and paid with respect to Parent Common Stock prior to such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Reverse Merger Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

           (d) Transfer Books; No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including the Per Share Cash Consideration, any dividends or other distributions paid pursuant to Section 2.2(c) and cash paid in lieu of any fractional shares pursuant to Section 2.2(e)) shall be deemed to be in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the Reverse Merger Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Reverse Merger Effective Time. From and after the Reverse Merger Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Reverse Merger Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(g), if, at any time after the Reverse Merger Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.


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
           (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such fractional share interests, Parent shall pay to each holder of a Certificate (upon surrender thereof as provided in this Article II) an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Reverse Merger Effective Time by such holder) would otherwise be entitled by (B) the Closing Date Price.

           (f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration, any dividends or other distributions to which the holder of such Certificate would be entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 2.2(e), in each case pursuant to this Agreement.

           (g) Termination of Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for 180 days after the Reverse Merger Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Per Share Merger Consideration, any dividends or other distributions with respect to shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock in accordance with this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which any Per Share Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all cash payable in lieu of fractional shares pursuant to
Section 2.2(e)) would otherwise escheat to or become property of any Governmental Authority, any such Per Share Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all cash payable in lieu of fractional shares pursuant to Section 2.2(e)) shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

           (h) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (i) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent.

           (j) Withholding Taxes. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law or any other applicable legal requirement. To the extent amounts are so withheld and paid over to the appropriate taxing authority, Parent and the Exchange Agent shall be treated as though they withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock. If withholding is required from shares of Parent Common Stock, Parent and the Exchange Agent shall be treated as having sold such shares for an amount of cash equal to the fair market value of such shares at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

           SECTION 2.3. Company Stock Options.

           (a) Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding options ("Company Stock Options") to purchase shares of Company Common Stock granted under the Amended and Restated Equity Ownership Plan and the Stock Option Plan for Directors (collectively, the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Reverse Merger Effective Time, each Company Stock Option outstanding immediately prior to the Reverse Merger Effective Time shall be amended and converted into (y) an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option, the number of shares of Parent Common Stock (rounded to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio as may be adjusted, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"), provided, that such exercise price shall be rounded to the nearest whole cent plus (z) a cash payment to the holder, payable upon the exercise of the Adjusted Option, in an amount equal to the product of the Per Share Cash Consideration as may be adjusted and the number of shares of Company Common Stock subject to such Company Stock Option; and

          (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Mergers.

           (b) At the Reverse Merger Effective Time, by virtue of the Reverse Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Company Stock Options outstanding at the Reverse Merger Effective Time (adjusted pursuant to Section 2.3(a)), shall be obligations of Parent following the Reverse Merger Effective Time.

           (c) As soon as practicable after the Reverse Merger Effective Time, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Reverse Merger Effective Time may remain outstanding.

           (d) As soon as practicable after the Reverse Merger Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options after giving effect to the Mergers and the adjustments required by this Section 2.3.

           (e) Except as otherwise contemplated by this Section 2.3 and except to the extent required under the respective terms of the Company Stock Plans and Company Stock Options, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Company Stock Options after giving effect to the Mergers and the assumption by Parent as set forth above.

           SECTION 2.4. Adjustments. Notwithstanding any provision of this
Article II to the contrary (but without in any way limiting the covenants in Section 5.2(a) hereof), if between the date of this Agreement and the Reverse Merger Effective Time the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

           SECTION 2.5. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Reverse Merger Effective Time (each, a "Share") and which are held by a stockholder who did not vote in favor of the Mergers (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Reverse Merger Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Reverse Merger Effective Time, the Per Share Merger Consideration for each such Share, in accordance with
Section 2.1, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, (i) voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment or (ii) waive any failure by a stockholder to timely comply with the requirements of
Section 262 of the DGCL. Any portion of the Per Share Merger Consideration made available to the Exchange Agent pursuant to Section 2.2 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

                                   ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

           The Company represents and warrants to Parent and Merger Sub that except as set forth in the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates) delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"):

           SECTION 3.1. Organization, Standing and Corporate Power.

           (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" shall mean a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, other than any such effect (x) relating to or affecting the economy or regulatory or political conditions in general or
(y) relating to or affecting the industries in which the Company operates in general and (in each case under (x) and (y)) not specifically relating to (or disproportionately affecting) the Company, or (ii) the Company's ability to, in a timely manner, perform its obligations under this Agreement or consummate the Transactions.

           (b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

           (c) The Company has delivered to Parent complete and correct copies of its certificate of incorporation and by-laws (the "Company Charter Documents") as amended to the date of this Agreement. All such Company Charter Documents are in full force and effect and the Company is not in violation of any of their respective provisions. The Company has made available to Parent and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since January 1, 2002.

           (d) The Company is and at all times has been a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purposes of owning and operating vessels in the U.S. coastwise trade. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, each Significant Stockholder, for all periods during which such Significant Stockholder held shares of Company Common Stock, has been a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purposes of owning and operating vessels in the U.S. coastwise trade.

           SECTION 3.2. Capitalization.

           (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). At the close of business on March 1, 2005, (i) 23,594,520 shares (including 39,900 shares of restricted stock granted but not issued as of March 1, 2005) of Company Common Stock were issued and outstanding (of which no shares of Company Common Stock were held by the Company in its treasury and of which 339,300 shares were restricted shares, of which 85,469 shares have vested to date and become nonrestricted and of which 253,831 shares remain outstanding restricted shares), (ii) 2,660,000 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 1,484,831 shares of Company Common Stock were subject to outstanding Company Stock Options granted under the Company Stock Plans), (iii) no shares of Company Preferred Stock were issued or outstanding and (iv) 157,570 shares of Company Common Stock were reserved for issuance upon exercise of the warrants referred to in Section 3.2(a) of the Company Disclosure Schedule (correct and complete copies of which have been delivered to Parent) ("Warrants"). All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Included in Section 3.2(a) of the Company Disclosure Schedule is a correct and complete list, as of the date hereof, of all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise, and, for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof. Since January 1, 2004, the Company has not issued any shares of its capital stock, voting securities or other equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding options and Warrants referred to above in this Section 3.2(a). Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2 hereof, as of the date of this Agreement there are not, and as of the Reverse Merger Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

           (b) None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

           SECTION 3.3. Authority; Noncontravention; Voting Requirements.

           (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

           (b) The Company's Board of Directors, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the Transactions, including the Mergers, and (ii) resolved to recommend that the stockholders of the Company adopt this Agreement.

           (c) Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate in any material respect any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

           (d) Except for the waiver by each of the parties to the Stockholders' Agreement, dated as of September 13, 2002, among certain stockholders of the Company (the "Company Stockholders' Agreement") of Section 2.9 thereof, which waivers have all been obtained, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the "Company Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

           SECTION 3.4. Governmental Approvals. Except for (i) the filing with the SEC of a joint proxy statement/prospectus relating to the Company Stockholders Meeting and Parent Stockholders Meeting (as amended or supplemented from time to time, the "Joint Proxy Statement"), and other filings required under, and compliance with other applicable requirements of, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the rules of The New York Stock Exchange and the rules of the NASDAQ National Market, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act , (iv) filings required under, and compliance with, any applicable requirements of, non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (collectively, "Foreign Antitrust Laws"), and
(v) filings with or consents or approvals of the U.S. Department of Transportation - Maritime Administration ("MARAD") and/or the U.S. Coast Guard, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

           SECTION 3.5. Company SEC Documents; Financial Statements; Undisclosed Liabilities.

           (a) The Company has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2002 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities
Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

           (c) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (x) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. With respect to each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each amendment of any such report included in the Company SEC Documents, the principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in such certifications are complete and correct.

           (d) The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

           (e) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature required to be reflected or reserved against on the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2004 (the "Balance Sheet Date") and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Balance Sheet"), and not so reflected or reserved, except liabilities incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

           (f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or any Company SEC Documents.

           SECTION 3.6. Absence of Certain Changes or Events. Since the Balance Sheet Date there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, since the Balance Sheet Date (a) the Company and its

Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice through and including the date of this Agreement and (b) except as set forth in Section 3.6 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has taken any action described in Section 5.2(a) hereof that, if taken after the date hereof and prior to the Reverse Merger Effective Time without the prior written consent of Parent, would violate such provision. Without limiting the foregoing, except (i) as disclosed in the Filed Company SEC Documents and (ii) with respect to matters subsequent to the date of this Agreement, to the extent expressly permitted by Section 5.2(a), since the Balance Sheet Date there has not occurred any: (A) sale or other disposition of or pledge or other encumbrance upon a material amount of property or other assets of the Company or any of its Subsidiaries, except sales of Vessels used in the Company's offshore supply vessel business or other properties in the ordinary course of business consistent with past practice, (B) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock of the Company or any of its Subsidiaries (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any capital stock of the Company, (C) split, combination or reclassification of any capital stock of the Company, (D) change in financial or tax accounting methods, principles or practices by the Company or its Subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law, (E) material Tax election inconsistent with past practices or the settlement or compromise of any material Tax liability, (F) damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof, (G) granting by the Company or any of its Subsidiaries to any officer of any increase in compensation, except as was required under any employment agreements in effect as of the Balance Sheet Date, complete and correct copies of which have been made available to Parent, or any granting by the Company or any of its Subsidiaries to any employee other than an officer of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice, (H) granting by the Company or any of its Subsidiaries to any officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the Balance Sheet Date, complete and correct copies of which have been made available to Parent, or any granting by the Company or any of its Subsidiaries to any employee other than an officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except in the ordinary course of business consistent with past practice, (I) entry by the Company or any of its Subsidiaries into any (or amendment of any existing) employment, severance or termination agreement with any officer, (J) establishment, adoption, amendment or modification of, or increase of benefits under, any plan that would constitute a Company Plan (other than a Multiemployer
Plan) or (K) acceleration of vesting of any option to acquire capital stock of the Company.

           SECTION 3.7. Legal Proceedings. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority.

           SECTION 3.8. Compliance With Laws; Permits. The Company and its Subsidiaries are (and since January 1, 2002 have been) in compliance with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, "Laws") applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations, except for such non-compliance as, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 3.8 of the Company Disclosure Schedule, none of the Company any of its Subsidiaries, or, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Permits"). The Company and its Subsidiaries are (and since January 1, 2002 have been) in compliance with the terms of all Permits, except for such non-compliance as, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The consummation of either the Reverse Merger or the Forward Merger, in and of itself, will not cause the revocation or cancellation of any Permit that is material to the Company and its Subsidiaries taken as a whole.

           SECTION 3.9. Information Supplied. Subject to the accuracy of the representations and warranties of Parent, Merger Sub and LLC set forth in
Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Reverse Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 or any amendments or supplements thereto are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy Statement will, on the date it is first mailed to the stockholders of the Company and the stockholders of Parent, and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

           SECTION 3.10. Tax Matters.

           (a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all income and other material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All Taxes shown to be due on such Tax Returns, and all material amounts of Taxes otherwise required to be paid by the Company or any of its Subsidiaries (whether or not required to be shown on any Tax Return), have been timely paid. The Company and each of its Subsidiaries have disclosed on their respective federal and state income and franchise Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code or comparable provisions of applicable Tax Laws.

           (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Neither the Company nor any of its Subsidiaries has, and at the Reverse Merger Effective Time will have, any liability for Taxes accruing after the date of the financial statements contained in the most recent Filed Company SEC Documents other than Taxes accruing in the ordinary course of business. No deficiency in excess of $50,000 with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries.

           (c) Each of the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and paid over to the appropriate Taxing authority all material amounts required to be so withheld and paid under all applicable Laws.

           (d) Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, the income and franchise Tax Returns of the Company and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "IRS") or other appropriate Taxing authority (or the applicable statute of limitations has expired). All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid. No issue has been raised by a Taxing authority in any prior examination of the Company or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a material deficiency for any subsequent taxable period. Neither the Company nor any of its Subsidiaries has granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

           (e) No claim has been made by a Taxing authority in a jurisdiction where either the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

           (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two
(2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

           (g) Except as set forth in Section 3.10(g) of the Company Disclosure Schedule, no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

           (h) Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) of the Code or, in connection with the consummation of the Mergers, by reason of Section 280G of the Code or would be subject to Section 4999 of the Code.

           (i) The Company has made available to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

           (j) The Company is not and has not been a "United States real property holding corporation" within the meaning of Section 897 of the Code at any time during the past five years.

           (k) Neither the Company nor any of its Subsidiaries (i) is subject to any private letter ruling of the IRS or comparable rulings of any Taxing authority or (ii) has executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any similar provision of Law within the preceding three taxable years or that may otherwise be in effect at any time after the Reverse Merger Effective Time.

           (l) Neither the Company nor any of its Subsidiaries (i) has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise Tax Returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired, or (ii) is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any Tax payments after the Closing.

           (m) None of the Company's Subsidiaries that are treated as partnerships for U.S. Federal income Tax purposes has an election in effect under Section 754 of the Code.

           (n) Except as set forth in Section 3.10(n) of the Company Disclosure Schedule, all of the Company's non-U.S. Subsidiaries are treated as corporations for U.S. federal Tax purposes under Treasury Regulation Section 301.7701-2(b).

           (o) Neither the Company nor any of its Subsidiaries has participated in or cooperated with an international boycott, or has been requested to do so in connection with any transaction, within the meaning of Section 999 of the Code.

           (p) For purposes of this Agreement: (x) "Taxes" shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and
(C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           SECTION 3.11. Employee Benefits and Labor Matters.

           (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus or other incentive compensation, collective bargaining agreements, employment, consulting or other compensation, incentive, equity or equity-based compensation, deferred compensation, retention, change in control, severance, sick leave, vacation pay, salary continuation, health, life insurance and educational assistance plans, policies agreements or arrangements as to which the Company has any obligations, contingent or otherwise (collectively, the "Company Plans"). Section 3.11(a) of the Company Disclosure Schedule separately sets forth each Company Plan which is a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA.

           (b) Correct and complete copies of the following documents, with respect to each of the Company Plans (other than a Multiemployer Plan), have been made available to Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; and (v) written summaries of all non-written Company Plans.

           (c) The Company Plans (other than a Multiemployer Plan) have been maintained in accordance with their terms and with all provisions of ERISA, the Code (including the rules and regulations thereunder) and other applicable federal and state Laws, except for non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

           (d) Each Company Plan (other than a Multiemployer Plan) that is intended to qualify for tax-favored treatment under the Code has received a favorable determination letter from the IRS that such plan complies with the requirements of GUST (as such term is commonly used by tax practitioners). To the Knowledge of the Company, nothing has occurred with respect to the operation of the Company Plans (other than a Multiemployer Plan) that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code and which could reasonably be expected to have a Company Material Adverse Effect.

           (e) Except as provided in Section 3.11(e) of the Company Disclosure Schedule, the Company does not have any unpaid withdrawal liability from any Multiemployer Plan under Section 4201 of ERISA.

           (f) The Company does not maintain any retirement plans subject to Title IV of ERISA (excluding any obligations to contribute to certain Multiemployer Plans).

           (g) Except for any matter relating to a Multiemployer Plan, there are no pending material actions, claims or lawsuits which have been asserted or instituted relating to the Company Plans, the assets of any of the trusts under such plans or the sponsor, administrator or fiduciary of any of the Company Plans, with respect to the operation of such plans (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form the basis for any such claim or lawsuit.

           (h) Except as provided in Section 3.11(h) of the Company Disclosure Schedule, none of the Company Plans (other than a Multiemployer Plan) provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), pursuant to which the participant or the participant's beneficiary is charged the full premium.

           (i) Except as provided in Section 3.11(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

           (j) Except as provided in Section 3.11(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has a contract, plan or commitment, whether legally binding or not, to create any additional Company Plan or to modify any existing Company Plan (except with respect to a Multiemployer Plan or as required by applicable Law).

           (k) Except as provided in Section 3.11(k) of the Company Disclosure
Schedule: (i) no employee of the Company or any of its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization, (ii) neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any such employees nor (iii) is there any union organization activity involving any of such employees pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of such employees.

           (l) Except as provided in Section 3.11(l) of the Company Disclosure Schedule, there is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company and its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual.

           (m) The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2002.

           SECTION 3.12. Environmental Matters. Except as set forth on Section
3.12 of the Company Disclosure Schedule or as would not reasonably be expected to have a Company Material Adverse Effect:

           (a) The businesses, assets, and operations of the Company and its Subsidiaries are and, to the Knowledge of the Company, have been in compliance with all Environmental Laws and Environmental Permits;

           (b) All material Environmental Permits for operating the Company's and its Subsidiaries' businesses and assets as they are currently being operated have been obtained and are currently in full force and effect and there are no proceedings pending or, to the Knowledge of the Company, threatened that seek to revoke or prevent renewal of such material Environmental Permits;

           (c) Neither the Company nor any of its Subsidiaries has received written notice of or, to the Knowledge of the Company, are otherwise subject to any pending claim, action, suit, investigation, or proceeding relating to non-compliance with, or any investigation, Release, or remediation of Hazardous Materials under, any Environmental Law;

           (d) There has been no Release of Hazardous Materials at or from the Company's or any of its Subsidiaries' properties or in connection with their operations that could give rise to any liability under Environmental Laws;

           (e) With regard to the real properties that are owned, leased, operated, or otherwise being used by the Company or any of its Subsidiaries, there is not located on such properties any (1) underground storage tanks, (2) landfills, or (3) surface impoundments, except those that are in compliance with Environmental Laws; and

           (f) The Company has made available to Parent and Merger Sub all environmental audits, studies, reports, analyses, and results of investigations within the possession or control of the Company or its Subsidiaries that (i) relate to potentially material environmental matters affecting the Company or its Subsidiaries and (ii) have been requested by Parent and/or Merger Sub.

Notwithstanding the generality of any other representations or warranties contained in this Agreement, this Section 3.12 will be deemed to contain the only representations and warranties of the Company in this Agreement with respect to environmental matters or Environmental Laws.

           SECTION 3.13. Contracts.

           (a) Except as (x) otherwise set forth in Section 3.20(c) of the Company Disclosure Schedule or (y) included as an exhibit in any of the Filed Company SEC Documents, set forth in Section 3.13(a) of the Company Disclosure
Schedule is a list of each (i) Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date hereof, (ii)

Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Affiliates to compete in any geographic area or line of business, (iii) partnership or joint venture agreement, (iv) Contract for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2002, (v) Contract with any (A) Governmental Authority or (B) director, officer or other Affiliate of the Company, (vi) loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, in each case, in excess of $5,000,000, (vii) voting agreement or registration rights agreement, (viii) collective bargaining agreement, (ix) "standstill" or similar agreement, (x) any other Contract to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, and (xi) commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed in Section 3.13(a) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.2(a), each a "Material Contract"). The Company has heretofore made available to Parent correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

           (b) Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Except as separately identified in Section 3.13(b) of the Company Disclosure Schedule, no approval, consent or waiver of any Person is needed in order that any Material Contract continue in full force and effect following the consummation of the Transactions. Neither the Company nor any of its Subsidiaries is in default under any Material Contract or other Contract to which the Company or any of its Subsidiaries is a party (collectively, the "Company Contracts"), nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

           SECTION 3.14. Title to Properties. Except as set forth in Section
3.14 of the Company Disclosure Schedule, each of the Company and its Subsidiaries (i) has good and valid title to all properties and other assets (other than the Vessels, which are addressed in Section 3.20) which are reflected on the most recent consolidated balance sheet of the Company included in the Filed Company SEC Documents as being owned by the Company or one of its Subsidiaries (or acquired after the date thereof) and which are, individually or in the aggregate, material to the Company's business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Filed Company SEC Documents and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and could not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by the Company's management to be conducted, and (ii) is the lessee or sublessee of all leasehold estates and leasehold interests reflected in the Filed Company SEC Documents (or acquired after the date thereof) or which are Material Contracts (other than any such leaseholds whose scheduled terms have expired subsequent to the date of such Filed Company SEC Documents). Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects.

           SECTION 3.15. Intellectual Property.

           (a) As used herein, the term (i) "Intellectual Property" means all patents, patent applications, statutory invention registrations, inventions and other industrial property rights; trademarks, service marks, trade names, trade dress, logos, and other source identifiers, including registrations and applications for the registration thereof; copyrights (including without limitation, copyrights in computer software programs); Internet domain name registrations; Internet web sites, web content, and registrations and applications for registrations thereof; confidential and proprietary information, including know-how and trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto; and rights of privacy, publicity and endorsement, in each case under the laws of any jurisdiction in the world, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing; and (ii) "Company Intellectual Property" means the Intellectual Property used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries.

           (b) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use and transfer such rights as it has in and to, all the Company Intellectual Property, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The use of the Company Intellectual Property by the Company and its Subsidiaries and the operation of the Company's or its Subsidiaries' businesses does not constitute an infringement or misappropriation of any valid third party Intellectual Property, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice from any Person since January 1, 2002 that the use of any of the Company Intellectual Property or the operation of the Company's or its Subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of any Person.

           (c) Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect, there are no pending claims by the Company or any of its Subsidiaries alleging or asserting that any third party has violated, misappropriated or infringed any of the Company Intellectual Property nor, to the Knowledge of the Company, is there any basis for such a claim.

           (d) Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) none of the trade secrets, know-how or other confidential or proprietary information of the Company or any of its Subsidiaries has been disclosed to any Person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement, and (ii) the information technology assets of the Company, including all computer software, hardware, firmware and telecommunications systems, are adequate for the operation of the Company's and its Subsidiaries' businesses taken as a whole as currently conducted.

           SECTION 3.16. Insurance, Claims and Warranties. Section 3.16(a) of the Company Disclosure Schedule sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the "Policies"), each of which is in full force and effect. The Policies have been issued by insurers which, to the Knowledge of the Company, provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate. All insurance premiums currently due with respect to the Policies have been paid and neither the Company nor any of its Subsidiaries is otherwise in default with respect to any such Policy, nor have they failed to give any notice or present any claim under any such policy in a due and timely manner. Neither the Company nor any Subsidiary has received notice of cancellation or non-renewal of any marine Policy. The Policies are sufficient for compliance with all requirements of Law and all agreements to which the Company or any Subsidiary is a party. The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any Policy.

           SECTION 3.17. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Jefferies & Company, Inc. (the "Company Financial Advisor"), to the effect that, as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the Per Share Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock (the "Company Opinion"). A correct and complete copy of the Company Opinion will be delivered to Parent solely for informational purposes after receipt thereof by Parent.

           SECTION 3.18. Brokers and Other Advisors. Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent a correct and complete copy of the Company's engagement letter with the Company Financial Advisor, which letter describes all fees payable to the Company Financial Advisor in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of the Company Financial Advisor (the "Engagement Letter").

           SECTION 3.19. State Takeover Statutes; Company Certificate of Incorporation and By-law Provisions. No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Mergers or the other Transactions. The action of the Board of Directors of the Company in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in
Section 203 of the DGCL. Article XIV(e) of the Company's certificate of incorporation is not applicable to this Agreement and the Transactions. Without limiting the foregoing sentence, neither Parent nor Merger Sub nor any of their Affiliates will become "Control Persons" within the meaning of Article XIV(e) of the Company's certificate of incorporation.

           SECTION 3.20. Vessels.

           (a) Section 3.20(a) of the Company Disclosure Schedule sets forth a list of all vessels owned, leased, chartered or managed by the Company and/or any of its Subsidiaries on the date hereof and the Official Number of each and indicates any such vessels that are laid up or being held for sale on the date hereof (such vessel, including related spare parts, stores and supplies (other than any such vessels that are managed on the date hereof), being referred to herein as the "Vessels"). With respect to the owned Vessels, each of the Company or its Subsidiaries, as applicable, is the sole owner (except as set forth in Section 3.20(a) of the Company Disclosure Schedule) of each Vessel owned by it and has good title to each such vessel free and clear of all Liens, except for
(i) Liens that collateralize indebtedness that is properly reflected in the audited balance sheet of the Company as of the Balance Sheet Date; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith.

           (b) With respect to each Vessel that is operated by the Company or any of its Subsidiaries under lease or charter and except as disclosed in
Section 3.20(b) of the Company Disclosure Schedule, (i) each has a valid right to charter or a valid leasehold interest in such vessel; (ii) such charter agreement or lease is in full force and effect in accordance with its terms;

(iii) all rents, charter payments and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such charter agreement or lease; (vi) neither the Company nor any of its subsidiaries has violated any of the terms or conditions under any such charter agreement or lease and, to the Knowledge of the Company, there is no condition or covenant to be observed or performed by any other party under such charter agreement or lease that has not been fully observed or performed, except as would not cause a Company Material Adverse Effect; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such charter agreement or lease.

           (c) With respect to each Vessel and except as indicated in Section 3.20(c) of the Company Disclosure Schedule, (i) such Vessel is lawfully and duly documented under the flag of the nation listed in Section 3.20(a) of the Company Disclosure Schedule for such Vessel, (ii) such Vessel is afloat and in satisfactory operating condition for charter, (iii) such Vessel holds in full force and rights required for operation in the manner vessels of its kind are being operated in the geographical area in which such Vessel is presently being operated, (iv) to the Knowledge of the Company, no event has occurred and no condition exists that would materially or adversely affect the commercial operation of such Vessel, and (v) with respect to any Vessel which is classed, such Vessel is in class, free of any conditions or recommendations affecting class.

           SECTION 3.21. Reorganization Treatment. Neither the Company nor any of its Affiliates has taken or agreed to take (or failed to so take or agree to take) any action or knows of any facts or circumstances that could reasonably be expected to prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

          Representations and Warranties of Parent, Merger Sub and LLC
          ------------------------------------------------------------

           Parent, Merger Sub and LLC, jointly and severally, represent and warrant to the Company that except as set forth in the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates) delivered by Parent to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedule"):

           SECTION 4.1. Organization, Standing and Corporate Power.

           (a) Each of Parent and its Subsidiaries (including Merger Sub and
LLC) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of Parent, its Subsidiaries, Merger Sub and LLC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, the term "Parent Material Adverse Effect" shall mean a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, other than any such effect (x) relating to or affecting the economy or regulatory or political conditions in general or (y) relating to or affecting the industries in which Parent operates in general and (in each case under (x) and (y)) not specifically relating to (or disproportionately affecting) Parent, or (ii) Parent's ability to, in a timely manner, perform its obligations under this Agreement or consummate the Transactions.

           (b) Section 4.1(b) of the Parent Disclosure Schedule lists all Subsidiaries of Parent together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent free and clear of all Liens. Except as set forth in Section 4.1(b) of the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

           (c) Parent has delivered to the Company complete and correct copies of its certificate of incorporation and by-laws (the "Parent Charter Documents") as amended to the date of this Agreement. All such Parent Charter Documents are in full force and effect and Parent is not in violation of any of their respective provisions. Parent has made available to the Company and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board of Directors and each committee of the Board of Directors of Parent held since January 1, 2002.

           (d) Each of Parent, Merger Sub and LLC is and at all times has been a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purposes of owning and operating vessels in the U.S. coastwise trade.

           SECTION 4.2. Capital Structure.

           The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on March 14, 2005, (i) 24,752,880 shares of Parent Common Stock were issued (of which 6,313,235 shares of Parent Common Stock were held by Parent in its treasury),
(ii) 1,733,671 shares of Parent Common Stock were reserved for issuance under the 1996 Share Incentive Plan, 2003 Share Incentive Plan, 2000 Employee Stock Purchase Plan and 2003 Non-Employee Share Incentive Plan (collectively, the "Parent Stock Plans") (of which 730,973 shares of Parent Common Stock were subject to outstanding options to purchase shares of Parent Common Stock granted under the Parent Stock Plans) and (iii) no shares of Parent Preferred Stock were issued or outstanding. All outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.2 of the Parent Disclosure Schedule, since January 1, 2004, Parent has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or other equity interests, other than pursuant to the outstanding options otherwise referred to above in this Section 4.2. Except (A) as set forth above in this Section 4.2 or (B) as otherwise expressly permitted by Section 5.2 hereof, as of the date of this Agreement there are not, and as of the Reverse Merger Effective Time there will not be, any shares of capital stock, voting securities or equity interests of Parent issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Parent, including any representing the right to purchase or otherwise receive any Parent Common Stock. All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized (subject to obtaining Parent Stockholder Approval) and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

           SECTION 4.3. Authority; Noncontravention.

           (a) Each of Parent, Merger Sub and LLC has all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the Parent Stockholder Approval, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent, Merger Sub and LLC of this Agreement, and the consummation by Parent, Merger Sub and LLC of the Transactions, have been duly authorized and approved by their respective Boards of Directors or Managing Member, as applicable (and prior to the Reverse Merger Effective Time will be adopted by Parent as the sole stockholder of Merger Sub and Managing Member of LLC) and, except for obtaining the Parent Shareholder Approval, no other action on the part of Parent, Merger Sub or LLC is necessary to authorize the execution, delivery and performance by Parent, Merger Sub and LLC of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent, Merger Sub and LLC and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub and LLC, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

           (b) Each of Parent's and Merger Sub's respective Board of Directors and the Managing Member of LLC, at a meeting duly called and held, has unanimously approved and declared advisable this Agreement and the Transactions, including the Mergers and Parent's Board of Directors has resolved to recommend that the stockholders of Parent approve the issuance of Parent Common Stock pursuant to this Agreement.

           (c) Neither the execution and delivery of this Agreement by Parent, Merger Sub and LLC, nor the consummation by Parent, Merger Sub or LLC of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or the certificate of formation or operating agreement of LLC or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 and Parent Stockholder Approval are obtained and the filings referred to in Section 4.4 are made, (x) violate in any material respect any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

           (d) The affirmative vote (in person or by proxy) of the holders of a majority of the shares of Parent Common Stock cast at the Parent Stockholders Meeting or any adjournment or postponement thereof to approve the issuance of shares of Parent Common Stock in connection with the Reverse Merger (the "Parent Stockholder Approval") is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve the issuance of shares of Parent Common Stock in connection with the Reverse Merger and the Transactions.

           SECTION 4.4. Governmental Approvals. Except for (i) the filing with the SEC of the Form S-4 and the Joint Proxy Statement and other filings required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act and the rules of The New York Stock Exchange and the rules of the NASDAQ National Market, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent, Merger Sub and LLC or the consummation by Parent, Merger Sub and LLC of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent, Merger Sub or LLC to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

           SECTION 4.5. Parent SEC Documents; Financial Statements; Undisclosed Liabilities.

           (a) Parent has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2002 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). None of Parent's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole).

           (c) Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms. Parent's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent's auditors and the audit committee of the Board of Directors of Parent (x) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls. With respect to each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each amendment of any such report included in the Parent SEC Documents, the principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in such certifications are complete and correct.

           (d) Parent is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any director, officer, agent, employee or other Person acting on behalf of Parent or any of its Subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

           (e) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature required to be reflected or reserved against on the audited consolidated balance sheet of Parent and its Subsidiaries as at December 31, 2004 and included in Parent's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Parent Balance Sheet"), and not so reflected or reserved, except liabilities incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

           (f) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries Parent's or such Subsidiary's published financial statements or any Parent SEC Documents.

           SECTION 4.6. Absence of Certain Changes or Events. Since the Balance Sheet Date there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or are reasonably likely to have a Parent Material Adverse Effect. Except as disclosed in the Filed Parent SEC Documents, since the Balance Sheet Date (a) Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice through and including the date of this Agreement and (b) neither Parent nor any of its Subsidiaries has taken any action described in Section 5.2(b) hereof that, if taken after the date hereof and prior to the Reverse Merger Effective Time without the prior written consent of the Company, would violate such provision. Without limiting the foregoing, except as disclosed in the Filed Company SEC Documents, since the Balance Sheet Date, there has not occurred any:
(A) sale or other disposition of or pledge or other encumbrance upon a material amount of property or other assets of Parent or any of its Subsidiaries, except sales of Vessels used in Parent's offshore supply vessel business or other properties in the ordinary course of business consistent with past practice, (B) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock of Parent or any of its Subsidiaries (other than dividends by a direct or indirect wholly owned Subsidiary of Parent to its parent), or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any capital stock of Parent, (C) split, combination or reclassification of any capital stock of Parent, (D) change in financial or tax accounting methods, principles or practices by Parent or its Subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law, (E) material Tax election inconsistent with past practices or the settlement or compromise of any material Tax liability, (F) damage, destruction or loss (whether or not covered by insurance) of any material asset of Parent or any of its Subsidiaries which materially affects the use thereof, (G) granting by Parent or any of its Subsidiaries to any officer of any increase in compensation, except as was required under any employment agreements in effect as of the Balance Sheet Date, complete and correct copies of which have been made available to the Company, or any granting by Parent or any of its Subsidiaries to any employee other than an officer of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice, (H) granting by Parent or any of its Subsidiaries to any officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the Balance Sheet Date, complete and correct copies of which have been made available to the Company, or any granting by Parent or any of its Subsidiaries to any employee other than an officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except in the ordinary course of business consistent with past practice, (I) entry by Parent or any of its Subsidiaries into any (or amendment of any existing) employment, severance or termination agreement with any officer, (J) establishment, adoption, amendment or modification of, or increase of benefits under, any plan that would constitute a Parent Plan (other than a Multiemployer
Plan) or (K) acceleration of vesting of any option to acquire capital stock of Parent.

           SECTION 4.7. Legal Proceedings. Except as set forth in Section 4.7 of the Parent Disclosure Schedule, there is no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Parent or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of Parent, threatened to be imposed) upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries, by or before any Governmental Authority.

           SECTION 4.8. Compliance With Laws; Permits. Parent and its Subsidiaries are (and since January 1, 2002 have been) in compliance with all Laws applicable to Parent or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations, except for such non-compliance as, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. None of Parent or any of its Subsidiaries, or, to the Knowledge of Parent, any director, officer, agent, employee or Affiliate of Parent or any of its Subsidiaries is currently in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. Parent and each of its Subsidiaries hold all Permits. Parent and its Subsidiaries are (and since January 1, 2002 have been) in compliance with the terms of all Permits, except for such non-compliance as, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. The consummation of either the Reverse Merger or the Forward Merger, in and of itself, will not cause the revocation or cancellation of any Permit that is material to Parent and its Subsidiaries taken as a whole.

           SECTION 4.9. Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, none of the information supplied (or to be supplied) in writing by or on behalf of Parent, Merger Sub or LLC specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 or any amendments or supplements thereto are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy Statement will, on the date it is first mailed to stockholders of the Company and stockholders of Parent, and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Parent, Merger Sub and LLC make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

           SECTION 4.10. Tax Matters.

           (a) Each of Parent and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all income and other material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All Taxes shown to be due on such Tax Returns, and all material amounts of Taxes otherwise required to be paid by Parent or any of its Subsidiaries (whether or not required to be shown on any Tax Return), have been timely paid. Parent and each of its Subsidiaries have disclosed on their respective federal and state income and franchise Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code or comparable provisions of applicable Tax Laws.

           (b) The most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Neither Parent nor any of its Subsidiaries has, and at the Reverse Merger Effective Time will have, any liability for Taxes accruing after the date of the financial statements contained in the most recent Filed Parent SEC Documents other than Taxes accruing in the ordinary course of business. No deficiency in excess of $50,000 with respect to Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries.

           (c) Each of Parent and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and paid over to the appropriate Taxing authority all material amounts required to be so withheld and paid under all applicable Laws.

           (d) The income and franchise Tax Returns of Parent and each of its Subsidiaries have been examined by and settled with the IRS or other appropriate Taxing authority (or the applicable statute of limitations has expired). All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid. No issue has been raised by a Taxing authority in any prior examination of Parent or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a material deficiency for any subsequent taxable period. Neither Parent nor any of its Subsidiaries has granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

           (e) No claim has been made by a Taxing authority in a jurisdiction where either Parent or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

           (f) Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

           (g) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of Parent or any of its Subsidiaries and no written notice thereof has been received.

           (h) Except as set forth in Section 4.10(h) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) of the Code or, in connection with the consummation of the Mergers, by reason of Section 280G of the Code or would be subject to Section 4999 of the Code.

           (i) To the extent requested by the Company, Parent has made available to the Company correct and complete copies of (i) all income and franchise Tax Returns of Parent and its Subsidiaries for the preceding three taxable years and
(ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of Parent or any of its Subsidiaries.

           (j) Parent is not and has not been a "United States real property holding corporation" within the meaning of Section 897 of the Code at any time during the past five years.

           (k) Neither Parent nor any of its Subsidiaries (i) is subject to any private letter ruling of the IRS or comparable rulings of any Taxing authority or (ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law within the preceding three taxable years or that may otherwise be in effect at any time after the Reverse Merger Effective Time.

           (l) Neither Parent nor any of its Subsidiaries (i) has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise Tax Returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired, or (ii) is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any Tax payments after the Closing.

           (m) Neither Parent nor any of its Subsidiaries has participated in or cooperated with an international boycott, or has been requested to do so in connection with any transaction, within the meaning of Section 999 of the Code.

           (n) None of Parent's Subsidiaries that are treated as partnerships for U.S. Federal income Tax purposes has an election in effect under Section 754 of the Code.

           (o) All of Parent's non-U.S. Subsidiaries are treated as corporations for U.S. federal Tax purposes under Treasury Regulation Section 301.7701-2(b).

           SECTION 4.11. Employee Benefits and Labor Matters.

           (a) Section 4.11(a) of the Parent Disclosure Schedule sets forth a correct and complete list of all "employee benefit plans" (as defined in ERISA), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus or other incentive compensation, collective bargaining agreements, employment, consulting or other compensation, incentive, equity or equity-based compensation, deferred compensation, retention, change in control, severance, sick leave, vacation pay, salary continuation, health, life insurance and educational assistance plans, policies agreements or arrangements as to which Parent has any obligations, contingent or otherwise (collectively, the "Parent Plans"). None of the Parent Plans is a Multiemployer Plan or is or has been subject to Sections 4063 or 4064 of ERISA.

           (b) Correct and complete copies of the following documents, with respect to each of the Parent Plans, have been made available to the Company by Parent, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; and (v) written summaries of all non-written Parent Plans.

           (c) The Parent Plans have been maintained in accordance with their terms and with all provisions of ERISA, the Code (including the rules and regulations thereunder) and other applicable federal and state Laws, except for non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

           (d) Each Parent Plan that is intended to qualify for tax-favored treatment under the Code has received a favorable determination letter from the IRS that such plan complies with the requirements of GUST (as such term is commonly used by tax practitioners). To the Knowledge of Parent, nothing has occurred with respect to the operation of the Parent Plans that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code and which could reasonably be expected to have a Parent Material Adverse Effect.

           (e) Except as provided in Section 4.11(e) of the Parent Disclosure Schedule, Parent does not maintain any retirement plans subject to Title IV of ERISA.

           (f) There are no pending actions, claims or lawsuits which have been asserted or instituted relating to the Parent Plans, the assets of any of the trusts under such plans or the sponsor, administrator or fiduciary of any of the Parent Plans, with respect to the operation of such plans (other than routine benefit claims), nor does Parent have any Knowledge of facts that could form the basis for any such claim or lawsuit.

           (g) None of the Parent Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA.

           (h) Except as provided in Section 4.11(h) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee of Parent or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Parent Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

           (i) Neither the Parent nor any of its Subsidiaries has a contract, plan or commitment, whether legally binding or not, to create any additional Parent Plan or to modify any existing Parent Plan (except as required by applicable Law).

           (j) Except as provided in Section 4.11(j) of the Parent Disclosure
Schedule: (i) no employee of Parent or any of its Subsidiaries is represented in his or her capacity as an employee of Parent or any of its Subsidiaries by any labor organization, (ii) neither Parent nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any such employees nor (iii) is there any union organization activity involving any of such employees pending or, to the Knowledge of Parent, threatened, nor has there ever been union representation involving any of such employees.

           (k) There is no picketing pending or, to the Knowledge of Parent, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of Parent and its Subsidiaries pending or, to the Knowledge of Parent, threatened. There are no complaints, charges or claims against Parent or any of its Subsidiaries pending or, to the Knowledge of Parent, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Parent or any of its Subsidiaries, of any individual.

           (l) Parent and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local "mass layoff" or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to Parent or any of its Subsidiaries since January 1, 2002.

           SECTION 4.12. Environmental Matters. Except as set forth on Section
4.12 of the Parent Disclosure Schedule or as would not reasonably be expected to have a Parent Material Adverse Effect:

           (a) The businesses, assets, and operations of the Parent and its Subsidiaries are and, to the Knowledge of the Parent, have been in compliance with all Environmental Laws and Environmental Permits;

           (b) All material Environmental Permits for operating the Parents' and its Subsidiaries' businesses and assets as they are currently being operated have been obtained and are currently in full force and effect and there are no proceedings pending or, to the Knowledge of the Parent, threatened that seek to revoke or prevent renewal of such material Environmental Permits;

           (c) Neither the Parent nor any of its Subsidiaries has received written notice of or, to the Knowledge of the Parent, are otherwise subject to any pending claim, action, suit, investigation, or proceeding relating to non-compliance with, or any investigation, Release, or remediation of Hazardous Materials under, any Environmental Law;

           (d) There has been no Release of Hazardous Materials at or from the Parent's or any of its Subsidiaries' properties or in connection with their operations that could give rise to any liability under Environmental Laws;

           (e) With regard to the real properties that are owned, leased, operated, or otherwise being used by the Parent or any of its Subsidiaries, there is not located on such properties any (1) underground storage tanks, (2) landfills, or (3) surface impoundments, except those that are in compliance with Environmental Laws; and

           (f) The Parent has made available to the Company all environmental audits, studies, reports, analyses, and results of investigations within the possession or control of the Parent or its Subsidiaries that (i) relate to potentially material environmental matters affecting the Parent or its Subsidiaries and (ii) have been requested by the Company.

Notwithstanding the generality of any other representations or warranties contained in this Agreement, this Section 4.12 will be deemed to contain the only representations and warranties of the Parent and the Merger Sub in this Agreement with respect to environmental matters or Environmental Laws.

           SECTION 4.13. Contracts.

           (a) Except as (x) otherwise set forth in Section 4.21(c) of the Parent Disclosure Schedule or (y) included as an exhibit in any of the Filed Parent SEC Documents, set forth in Section 4.13(a) of the Parent Disclosure
Schedule is a list of each (i) Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by Parent with the SEC on the date hereof, (ii) Contract that purports to limit, curtail or restrict the ability of Parent or any of its existing or future Affiliates to compete in any geographic area or line of business, (iii) partnership or joint venture agreement, (iv) Contract for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2002, (v) Contract with any (A) Governmental Authority or (B) director, officer or other Affiliate of Parent, (vi) loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by Parent or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by Parent or any of its Subsidiaries, in each case, in excess of $5,000,000, (vii) voting agreement or registration rights agreement, (viii) collective bargaining agreement, (ix) "standstill" or similar agreement, (x) any other Contract to the extent material to the business or financial condition of Parent and its Subsidiaries, taken as a whole, and (xi) commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed in Section 4.13(a) of the Parent Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.2(b), each a "Parent Material Contract"). Parent has heretofore made available to the Company correct and complete copies of each Parent Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

           (b) Each of the Parent Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by Parent and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Except as separately identified in Section 4.13(b) of the Parent Disclosure Schedule, no approval, consent or waiver of any Person is needed in order that any Parent Material Contract continue in full force and effect following the consummation of the Transactions. Neither Parent nor any of its Subsidiaries is in default under any Parent Material Contract or other Contract to which Parent or any of its Subsidiaries is a party (collectively, the "Parent Contracts"), nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by Parent and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, no other party to any Parent Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

           SECTION 4.14. Title to Properties. Each of Parent and its Subsidiaries (i) has good and valid title to all properties and other assets (other than the Parent Vessels, which are addressed in Section 4.21) which are reflected on the most recent consolidated balance sheet of Parent included in the Filed Parent SEC Documents as being owned by Parent or one of its Subsidiaries (or acquired after the date thereof) and which are, individually or in the aggregate, material to Parent's business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that secure indebtedness that is reflected in the most recent consolidated financial statements of Parent included in the Filed Parent SEC Documents and (z) such other imperfections or irregularities of title or other

Liens that, individually or in the aggregate, do not and could not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by Parent's management to be conducted, and
(ii) is the lessee or sublessee of all leasehold estates and leasehold interests reflected in the Filed Parent SEC Documents (or acquired after the date thereof) or which are Parent Material Contracts (other than any such leaseholds whose scheduled terms have expired subsequent to the date of such Filed Parent SEC Documents). Each of Parent and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects.

           SECTION 4.15. Intellectual Property.

           (a) As used herein, the term "Parent Intellectual Property" means the Intellectual Property used in connection with the business of Parent or any of its Subsidiaries or owned or held for use by Parent or any of its Subsidiaries.

           (b) Parent and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use and transfer such rights as it has in and to, all Parent Intellectual Property, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. The use of Parent Intellectual Property by Parent and its Subsidiaries and the operation of Parent's or its Subsidiaries' businesses does not constitute an infringement or misappropriation of any valid third party Intellectual Property, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written notice from any Person since January 1, 2002 that the use of any of the Parent Intellectual Property or the operation of Parent's or its Subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of any Person.

           (c) Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect, there are no pending claims by Parent or any of its Subsidiaries alleging or asserting that any third party has violated, misappropriated or infringed any of the Parent Intellectual Property nor, to the Knowledge of Parent, is there any basis for such a claim.

           (d) Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect, to the Knowledge of Parent, (i) none of the trade secrets, know-how or other confidential or proprietary information of Parent or any of its Subsidiaries has been disclosed to any Person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement, and (ii) the information technology assets of Parent, including all computer software, hardware, firmware and telecommunications systems, are adequate for the operation of Parent's and its Subsidiaries' businesses taken as a whole as currently conducted.

           SECTION 4.16. Insurance, Claims and Warranties. Section 4.16(a) of the Parent Disclosure Schedule sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by Parent or any of its Subsidiaries (the "Parent Policies"), each of which is in full force and effect. The Parent Policies have been issued by insurers which, to the Knowledge of Parent, provide coverage for the operations conducted by Parent and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which Parent and its Subsidiaries operate. All insurance premiums currently due with respect to the Parent Policies have been paid and neither Parent nor any of its Subsidiaries is otherwise in default with respect to any such Parent Policy, nor have they failed to give any notice or present any claim under any such policy in a due and timely manner. Neither Parent nor any Subsidiary has received notice of cancellation or non-renewal of any marine Parent Policy. The Parent Policies are sufficient for compliance with all requirements of Law and all agreements to which Parent or any Subsidiary is a party. The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any Parent Policy.

           SECTION 4.17. Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of UBS Securities LLC (the "Parent Financial Advisor") to the effect that, as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the Per Share Merger Consideration to be paid by Parent in the Reverse Merger is fair from a financial point of view to Parent (the "Parent Opinion"). A correct and complete copy of the Parent Opinion will be delivered to the Company solely for informational purposes after receipt thereof by Parent.

           SECTION 4.18. Ownership and Operations of Merger Sub and LLC. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. LLC is a single member Delaware limited liability company, and all of the outstanding membership interests of LLC are owned by Parent. Merger Sub and LLC were formed solely for the purpose of engaging in the Transactions, have engaged in no other business activities and have conducted their operations only as contemplated hereby.

           SECTION 4.19. Brokers and Other Advisors. Except for the Parent Financial Advisor, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

           SECTION 4.20. Reorganization Treatment. Neither Parent, Merger Sub, LLC nor any other Affiliate of Parent has taken or agreed to take (or failed to take or agree to take) any action or knows of any facts or circumstances that could reasonably be expected to prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           SECTION 4.21. Vessels.

           (a) Section 4.21(a) of the Parent Disclosure Schedule sets forth a list of all vessels owned, leased, chartered or managed by Parent and/or any of its Subsidiaries on the date hereof and the Official Number of each and indicates any such vessels that are laid up or being held for sale on the date hereof (such vessel, including related spare parts, stores and supplies (other than any such vessels that are managed on the date hereof), being referred to herein as the "Parent Vessels"). With respect to the owned Parent Vessels, each of Parent or its Subsidiaries, as applicable, is the sole owner (except as set forth in Section 4.21(a) of the Parent Disclosure Schedule) of each Parent Vessel owned by it and has good title to each such vessel free and clear of all Liens, except for (i) Liens that collateralize indebtedness that is properly reflected in the audited balance sheet of Parent as of the Balance Sheet Date;
(ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith.

           (b) With respect to each Parent Vessel that is operated by Parent or any of its Subsidiaries under lease or charter and except as disclosed in
Section 4.21(b) of the Parent Disclosure Schedule, (i) each has a valid right to charter or a valid leasehold interest in such vessel; (ii) such charter agreement or lease is in full force and effect in accordance with its terms;
(iii) all rents, charter payments and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such charter agreement or lease; (vi) neither Parent nor any of its subsidiaries has violated any of the terms or conditions under any such charter agreement or lease and, to the Knowledge of Parent, there is no condition or covenant to be observed or performed by any other party under such charter agreement or lease that has not been fully observed or performed, except as would not cause a Parent Material Adverse Effect; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such charter agreement or lease.

           (c) With respect to each Parent Vessel and except as indicated in
Section 4.21(c) of the Parent Disclosure Schedule, (i) such Parent Vessel is lawfully and duly documented under the flag of the nation listed in Section 4.21(a) of the Parent Disclosure Schedule for such Parent Vessel, (ii) such Parent Vessel is afloat and in satisfactory operating condition for charter,
(iii) such Parent Vessel holds in full force and rights required for operation in the manner vessels of its kind are being operated in the geographical area in which such Parent Vessel is presently being operated, (iv) to the Knowledge of Parent, no event has occurred and no condition exists that would materially or adversely affect the commercial operation of such Parent Vessel, and (v) with respect to any Parent Vessel which is classed, such Parent Vessel is in class, free of any conditions or recommendations affecting class.

                                    ARTICLE V

                       Additional Covenants and Agreements
                       -----------------------------------

           SECTION 5.1. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

           (a) The Company and Parent shall use their reasonable best efforts to prepare and file with the SEC, within 30 days following the date hereof, the Joint Proxy Statement and the Company and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Mergers. The Company shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of the Company and Parent shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of Parent, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock in the Reverse Merger, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock as may be reasonably requested by Parent in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Joint Proxy Statement will made by the Company or Parent, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Reverse Merger Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company and the stockholders of Parent. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Mergers and (ii) all orders of the SEC relating to the Form S-4.

           (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.3(c) hereof, the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement (the "Company Board Recommendation"). The Joint Proxy Statement shall include a copy of the Company Opinion and (subject to Section 5.3(c) hereof) the Company Board Recommendation. The Company shall use its reasonable best efforts to cause the Company Stockholders Meeting to occur on the same date as the Parent Stockholders Meeting.

           (c) Parent shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (which meeting may be its annual meeting or a special meeting of its stockholders, the "Parent Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approval (and, if an annual meeting, such other matters, not inconsistent with the terms hereof or transactions contemplated hereby, as may be properly brought before such meeting). Parent shall, through its Board of Directors, recommend to its stockholders approval of the issuance of shares of Parent Common Stock in connection with the Reverse Merger (the "Parent Board Recommendation"). The Joint Proxy Statement shall include, among other things, the Parent Board Recommendation. Parent shall use its reasonable best efforts to cause the Parent Stockholders Meeting to occur on the same date as the Company Stockholders Meeting.

           SECTION 5.2. Conduct of Business.

           (a) Except as expressly permitted by this Agreement, as required by applicable Law or as set forth in Section 5.2(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Reverse Merger Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (w) conduct its business in the ordinary course consistent with past practice, (x) comply in all material respects with all applicable Laws and the requirements of all Material Contracts, (y) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall be unimpaired at the Reverse Merger Effective Time, and (z) keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than changes to such policies made in the ordinary course of business. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or as required by applicable Law or as set forth in Section 5.2(a) of the Company Disclosure Schedule, during the period from the date of this Agreement to the Reverse Merger Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such approval not to be unreasonably withheld or delayed):

          (i) (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided, that the Company may issue shares of Company Common Stock upon the exercise of options granted under the Company Stock Plans and Warrants that are outstanding on the date of this Agreement and in accordance with the terms thereof; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract, except such vesting as required pursuant to employment agreements in effect on the date of this Agreement (correct and complete copies of which have been made available to Parent);

          (ii) incur any indebtedness for borrowed money or guarantee any indebtedness (or enter into a "keep well" or similar agreement), other than
     (A) borrowings by the Company in the ordinary course of business under the Company's existing credit agreement listed in Section 3.13(a) of the Company Disclosure Schedule and guarantees of such borrowings issued by the Company's Subsidiaries to the extent required under the terms of such credit facility, and (B) borrowings from the Company by a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

          (iii) sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries) to any Person, except (A) sales of Vessels used in the Company's offshore supply vessel business in the ordinary course of business consistent with past practice, (B) pursuant to Contracts in force at the date of this Agreement and listed in Section 5.2(a)(iii) of the Company Disclosure Schedule, correct and complete copies of which have been made available to Parent, or (C) dispositions of obsolete or worthless assets;

          (iv) make any unbudgeted capital expenditures (other than those covered by insurance), except in the ordinary course of business consistent with past practice and in an amount not in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries taken as a whole during any three- consecutive month period;

          (v) make any acquisition (by purchase of securities or assets, merger or consolidation, or otherwise) of any other Person, business or division;

          (vi) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business;

          (vii) (A) enter into, terminate or amend any Material Contract, or, other than in the ordinary course of business consistent with past practice, any other Contract that is material to the Company and its Subsidiaries taken as a whole, (B) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (C) amend or modify the Engagement Letter, (D) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions, or (E) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement;

          (viii) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (A) as required pursuant to applicable law or the terms of agreements in effect on the date of this Agreement set forth on Section 5.2(a)(viii) of the Company Disclosure Schedule (correct and complete copies of which have been made available to Parent) and (B) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business and in amounts and in a manner consistent with past practice;

          (ix) make or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any claim or assessment of Taxes or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

          (x) make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

          (xi) amend the Company Charter Documents or the Subsidiary Documents;

          (xii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

          (xiii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment or prepayment of indebtedness of the Company reflected in the Filed Company SEC Documents or (B) the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of other liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (xiv) settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company's agreement set forth in Section
     5.9 hereof);

          (xv) depart from any normal drydock and maintenance practices or discontinue replacement of spares in operating its fleet;

          (xvi) defer any scheduled maintenance on any Vessel;

          (xvii) enter into any charter for its Vessels which have a term of longer than 180 days at a fixed rate without the prior written consent of Parent (which consent shall not be unreasonably withheld); or

          (xviii) agree, in writing or otherwise, to take any of the foregoing actions or take any action or agree, in writing or otherwise, to take any action, which would (A) cause any of the representations or warranties of the Company set forth in this Agreement (1) that are qualified as to materiality or Material Adverse Effect to be untrue or (2) that are not so qualified to be untrue in any material respect, or (B) impede or delay the ability of the parties to satisfy any of the conditions to the Mergers set forth in this Agreement not being satisfied.

           (b) Parent agrees that, during the period from the date of this Agreement until the Reverse Merger Effective Time, except as expressly contemplated or permitted by this Agreement or as required by applicable Law, and except as may be agreed in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to, (i) take any action or agree, in writing or otherwise, to take any action which would cause any of the representations or warranties of Parent, Merger Sub or LLC set forth in this Agreement (A) that are qualified as to materiality or Material Adverse Effect to be untrue or (B) that are not so qualified to be untrue in any material respect or (ii) knowingly take any action or refrain from taking any action the result of which would be reasonably likely to prevent the consummation of the Mergers by the Walk-Away Date. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or as required by applicable Law or as set forth in Section 5.2(b) of the Parent Disclosure Schedule, during the period from the date of this Agreement to the Reverse Merger Effective Time, Parent will not and will not permit its Subsidiaries to, without the prior written consent of the Company (such approval not to be unreasonably withheld or delayed):

          (i) enter into any agreement for the acquisition of any business or Person which would require the filing of any financial statements with the SEC (applying the standard which would apply in the case of a Form 8-K filing whether or not a Form 8-K is the form so filed) or that is reasonably likely to result in a delay to Closing, including by causing a delay of necessary governmental approvals or otherwise;

          (ii) adopt or propose any material change in Parent's certificate of incorporation or by laws or other applicable governing instruments or amend any term of the shares of Parent Common Stock;

          (iii) merge or consolidate Parent or Merger Sub with any other Person or adopt a plan of liquidation;

          (iv) enter into or acquire any new line of business that (i) is material to Parent and its Subsidiaries taken as a whole and (ii) is not strategically related to the current business or operations of Parent and its Subsidiaries or the Company and its Subsidiaries;

          (v) except for shares of Parent Common Stock issued for fair value in arm's length transactions and other than the issuance of shares in the ordinary course of business consistent with past practices pursuant to Parent employee benefit plans, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of Parent or any its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of Parent to the Company or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

          (vi) declare, set aside or pay any dividend or distribution (whether in cash, stock or property or any combination thereof) on any shares of Parent Common Stock or on any shares of capital stock of any Subsidiary, other than by wholly owned Subsidiaries and pro rata dividends or distributions payable to holders of interests in non wholly owned Subsidiaries;

          (vii) reclassify, split, combine or subdivide, or repurchase, redeem or otherwise acquire at prices above fair market value, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock; or

          (viii) agree or commit to do any of the foregoing.

           SECTION 5.3. No Solicitation by the Company; Etc.

           (a) The Company shall, and shall cause its Subsidiaries and instruct the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person being conducted with respect to a Takeover Proposal, on the date hereof. Except as specifically permitted by this Agreement, the Company shall not, and shall cause its Subsidiaries not to and use its reasonable best efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate or knowingly encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Directors of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement, and the Board of Directors of the Company reasonably determines in good faith that such Takeover Proposal by its terms appears to constitute a Superior Proposal and with respect to which such Board determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel, that the taking of such action is reasonably necessary in order for such Board to comply with its fiduciary duties to the Company's stockholders under Delaware law, then the Company may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent not less than 24 hours written notice of its intention to take such actions (A) furnish information with respect to the Company and its Subsidiaries and access to their assets, books and records to the Person making such Takeover Proposal, but only after such Person enters into a confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement), provided that such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and provided that the Company promptly advises Parent of all non-public information delivered to such Person, and the Company promptly delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Subsidiaries or Representatives shall be deemed to be a breach of this Section
5.3 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 24 hours of the execution thereof.

           (b) In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than 24 hours after receipt of, any bona fide Takeover Proposal or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of such Person and a description of the material terms and conditions of any Takeover Proposals (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal), and thereafter shall promptly keep Parent informed of all material developments affecting the status and terms of any such proposals (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals).

           (c) Except as expressly permitted by this Section 5.3(c), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the Transactions (including the Mergers) or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.3(a)). Notwithstanding the foregoing, the Board of Directors of the Company may withdraw or modify the Company Board Recommendation, or recommend a Takeover Proposal, if such Board reasonably determines in good faith, after reviewing applicable provisions of state law and after consulting with and receiving advice from outside counsel, that the failure to make such withdrawal, modification or recommendation would reasonably likely constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders under Delaware law; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the third business day following Parent's receipt of written notice (unless at the time such notice is otherwise required to be given there are less than three
(3) business days prior to the Company Stockholders Meeting, in which case the

Company shall provide as much notice as is reasonably practicable) from the Company (a "Company Adverse Recommendation Notice") advising Parent that the Board of Directors of the Company intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and an additional two (2) business day period (unless at the time such notice is otherwise required to be given there are less than two (2) business days prior to the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable)). In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent (in response to a Company Adverse Recommendation Notice or otherwise) in determining whether such third party Takeover Proposal still constitutes a Superior Proposal.

           (d) For purposes of this Agreement:

           "Takeover Proposal" means any written or publicly announced inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent or its Affiliates, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 15% or more of the Company's consolidated assets or to which 15% or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions; provided, however, that no transactions described on Schedule 5.3(d) of the Company Disclosure Schedule shall constitute a Takeover Proposal. "Superior Proposal" means a bona fide written Takeover Proposal, obtained after the date hereof and not in breach of this Agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all of the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, which is not subject to a financing contingency and which is otherwise on terms and conditions which the Board of Directors of the Company determines in its good faith and reasonable judgment (after consultation with outside counsel and a financial advisor of national reputation) to be more favorable to the Company's stockholders from a financial point of view than the Mergers and the other Transactions, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

           (e) Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company or its Subsidiaries from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.3(c).

           SECTION 5.4. Reasonable Best Efforts.

           (a) Subject to the terms and conditions of this Agreement (including
Section 5.4(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions. Subject to applicable Laws relating to the exchange of information and in addition to Section 5.4(c), each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable Foreign Antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

           (b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within fifteen (15) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; (ii) the Company and Parent agree to make any required filings with, and seek to obtain any required consents and approvals of, MARAD in connection with the Transactions contemplated hereby; (iii) the Company and Parent agree to file as promptly as practicable any filings or notices related to the Transactions required in any non-U.S. jurisdictions; and (iv) the Company shall use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

           (c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions.

           (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions.

           SECTION 5.5. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Mergers, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

           SECTION 5.6. Access to Information; Confidentiality.

           (a) Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent's Representatives reasonable access during normal business hours to all of the Company's and its Subsidiaries' properties, books, Contracts, commitments, records, officers, employees, accountants, counsel, financial advisors and other Representatives and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities

Laws (and the Company shall deliver to Parent a copy of each report, schedule and other document proposed to be filed or submitted by the Company pursuant to the requirements of Federal securities Laws not less than three (3) business days prior to such filing) and a copy of any communication (including "comment letters") received by the Company from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of July 8, 2004, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent and its Representatives shall hold information received from the Company pursuant to this Section in confidence in accordance with the terms of the Confidentiality Agreement.

           (b) Subject to applicable Laws relating to the exchange of information, Parent shall , and shall cause each of its Subsidiaries to, afford to the Company and the Company's Representatives reasonable access during normal business hours to all of Parent's and its Subsidiaries' properties, books, Contracts, commitments, records, officers, employees, accountants, counsel, financial advisors and other Representatives and Parent shall furnish promptly to the Company (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws (and Parent shall deliver to the Company a copy of each report, schedule and other document proposed to be filed or submitted by Parent pursuant to the requirements of Federal securities Laws not less than three (3) business days prior to such filing) and a copy of any communication (including "comment letters") received by Parent from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries' business, properties and personnel as the Company may reasonably request. Except for disclosures permitted by the terms of the Confidentiality Agreement, the Company and its Representatives shall hold information received from Parent pursuant to this Section in confidence in accordance with the terms of the Confidentiality Agreement.

           (c) No investigation, or information received, pursuant to this
Section 5.6 will affect or modify any of the representations and warranties of the parties hereto.

           SECTION 5.7. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (nor shall any information provided pursuant to Section 5.6) (x) be considered in determining whether any representation or warranty is true for purposes of Article VI or Article VII,
(y) cure any breach or non-compliance with any other provision of this Agreement or (z) limit the remedies available to the party receiving such notice.

           SECTION 5.8. Indemnification and Insurance.

           (a) From and after the Reverse Merger Effective Time, the Surviving Corporation shall (i) indemnify the individuals who at or prior to the Reverse Merger Effective Time were directors or officers of the Company (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such at any time prior to the Reverse Merger Effective Time, to the fullest extent (A) required by the Company Charter Documents as in effect on the date of this Agreement and (B) permitted under applicable Law.

           (b) For the six-year period commencing immediately after the Reverse Merger Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the Reverse Merger Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a correct and complete copy of which has been heretofore delivered to Parent), on terms with respect to such coverage, and in amount, not less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date of this Agreement; provided, however, that the Surviving Corporation may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters occurring prior to the Reverse Merger Effective Time; provided further, however, that, if the aggregate annual premiums for such insurance shall exceed $3 million, then the Surviving Corporation shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium of $3 million.

           (c) The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee, his or her heirs and his or her representatives.

           SECTION 5.9. Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent's prior consent.

           SECTION 5.10. Fees and Expenses. Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement, the Stockholders Agreement, the Mergers and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.


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
           SECTION 5.11. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all Persons who will be, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing a written agreement substantially in the form attached as Exhibit B.

           SECTION 5.12. Stock Listing. To the extent Parent does not issue treasury shares in the Reverse Merger which are already listed, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be delivered in the Reverse Merger to be approved for listing on The New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

           SECTION 5.13. Reorganization Treatment. The Company and Parent (on behalf of itself, Merger Sub and LLC) shall execute and deliver to Vinson & Elkins LLP, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to Parent, Merger Sub and LLC, certificates substantially in the forms attached hereto at Exhibits C and D (if the Forward Merger is not required pursuant to the terms hereof) or Exhibits E and F (if the Forward Merger is required pursuant to the terms hereof) at such time or times as reasonably requested by each such law firm in connection with its delivery of the tax opinion referred to in Section 6.2 or 6.3, as the case may be. Prior to the Forward Merger Effective Time, none of the Company, Parent, Merger Sub or LLC shall take or cause to be taken any action which would cause to be untrue any of the representations in such certificates.

           SECTION 5.14. Rule 16b-3. Prior to the Reverse Merger Effective Time, the Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

           SECTION 5.15. Interim Tax Returns. The Company shall, and shall cause each of its Subsidiaries to, prepare and file all Tax Returns in a manner consistent with prior practice. After the date hereof and prior to the Reverse Merger Effective Time, the Company shall provide to Parent, and will cause each of its Subsidiaries to provide to Parent, copies of all federal and state income and franchise Tax Returns of the Company and of any of its Subsidiaries, along with supporting work papers, no later than thirty (30) days prior to the date on which the Company or its Subsidiary intends to file such Tax Returns with a Taxing authority. Parent shall have the opportunity to review and comment upon each such Tax Return and shall provide any comments to the Company not later than ten (10) days after receipt of such Tax Return. The Company shall comply, and shall cause its Subsidiaries to comply, with all reasonable comments and requests made by Parent with respect to such Tax Returns.


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
           SECTION 5.16. Employee Matters.

           (a) From and after the Closing, Parent shall cause the Surviving Corporation and its Subsidiaries to honor their respective obligations under all employment, severance, change in control, restricted stock and other agreements, if any, between the Company (or one of its Subsidiaries) and an individual employed prior to the Closing Date by the Company or one of its Subsidiaries.

           (b) Parent shall take all actions necessary or appropriate to permit each individual who is employed as of the Closing Date by the Company or one of its Subsidiaries (a "Company Employee") to continue to participate from and after the Closing in the employee benefit and compensation plans, programs and arrangements maintained by the Company and its Subsidiaries immediately prior to the Closing (the "Current Plans"). Notwithstanding the foregoing, Parent may permit any such Current Plan to be terminated or discontinued on or after the Closing Date, provided that Parent shall take all actions necessary or appropriate to permit the Company Employees participating in such Current Plan to immediately thereafter participate in a similar type of employee benefit or compensation plan, program or arrangement maintained by Parent or any of its Subsidiaries for its employees generally (a "Replacement Plan"); provided, however, that (i) if the Current Plan that is so terminated or discontinued is a group health plan, then Parent shall permit each Company Employee participating in such group health plan and his or her eligible dependents (including, without limitation, all such Company Employee's dependents covered by such group health plan as of the time such coverage ceases) to be covered under a Replacement Plan that (x) provides medical and dental benefits to each such Company Employee and such eligible dependents effective immediately upon the cessation of coverage of such individuals under such group health plan, (y) credits such Company Employee, for the year during which such coverage under such Replacement Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and (z) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage and (ii) the Executive Deferred Compensation Plan shall not be terminated before the expiration of a period of ten years following the Closing Date. In addition, notwithstanding the foregoing, the severance policy of the Company and its Subsidiaries (the "Company Severance Policy") shall not be amended or terminated insofar as it applies to the Company Employees before the expiration of a period of two years following the Closing Date. Parent, the Surviving Corporation, their Subsidiaries, and the employee benefit and compensation plans, programs and arrangements maintained by such entities (including, without limitation, any Replacement Plan) shall recognize each Company Employee's years of service and level of seniority with the Company and its Subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under such plans, programs and arrangements (other than benefit accruals under any defined benefit pension plan).


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
           (c) Notwithstanding anything in the Agreement to the contrary, prior to the Closing Date, the Company shall amend the Company Severance Policy to add a "good reason" termination provision which shall provide that for the one- or two-year period (as applicable with respect to a particular participant) following the Closing Date, a participant may voluntarily terminate employment for "good reason" and become entitled to severance benefits under the Company Severance Policy if the participant is notified of a proposed reduction in his base pay of at least 10% and provides notice of his intent to terminate within 30 days of receipt of such notice.

           SECTION 5.17. Merger Sub. Prior to the Reverse Merger Effective Time, Merger Sub will not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimus amount of cash paid to Merger Sub for the valid issuance of its stock or membership units to the Parent).

           SECTION 5.18. Warrants.

           (a) Prior to the Reverse Merger Effective Time, Parent shall use commercially reasonable efforts to agree (but shall not be required to agree) with each holder of a Warrant to cancel such holder's Warrant as of the Reverse Merger Effective Time in exchange for consideration consisting of (i) the Per Share Merger Consideration for each share of Company Common Stock subject to such Warrant minus (ii) the aggregate amount of the exercise prices payable in respect of such Warrants; provided, however, that Parent may, at its election, offer to the holders of the Warrants consideration with a lower cash amount and, in lieu thereof, an increased number of additional shares of Parent Common Stock equal to, on a per share basis, (A) the amount by which the cash consideration otherwise payable for such Warrant is reduced divided by (B) the Closing Date Price.

           (b) At the Closing, if any Warrants remain outstanding, Parent shall execute and deliver one or more supplemental warrants as required by the Warrants, providing that the holder of a Warrant outstanding immediately following the Reverse Merger Effective Time shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the amount of cash and Parent Common Stock receivable by reason of the Mergers by a holder of the number of shares of Company Common Stock for which such Warrant might have been exercised immediately prior to the Reverse Merger Effective Time (subject to subsequent adjustment as provided in such Warrant).

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

           SECTION 6.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party hereto to effect the Mergers shall be subject to the satisfaction (or waiver, if permissible under applicable
Law) on or prior to the Reverse Merger Effective Time of the following conditions:


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
           (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of the Company;

           (b) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of Parent;

           (c) Antitrust. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act and any other applicable competition, merger control, antitrust or similar Law shall have been terminated or shall have expired;

           (d) MARAD. Any required consents or approvals of MARAD shall have been obtained;

           (e) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Mergers or making the consummation of the Mergers illegal;

           (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

           (g) Stock Listing. The shares of Parent Common Stock deliverable to the stockholders of the Company as contemplated by this Agreement shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance;

           (h) No Litigation, Etc. There shall not be any action, proceeding or litigation instituted, commenced, pending or threatened by or before any Governmental Authority that would or is reasonably likely to (i) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of Company Common Stock by Parent or Merger Sub or the consummation of the Mergers or the other Transactions, (ii) impose limitations on the ability of Parent or its Affiliates effectively to exercise full rights of ownership of all shares of Company Common Stock or shares of the Surviving Corporation, (iii) restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, Parent's or any of its Affiliates' ownership or operation of all or any significant portion of the businesses and assets of the Company and its Subsidiaries, taken as a whole, or, as a result of the Transactions, of Parent and its Subsidiaries, taken as a whole, (iv) as a result of the Transactions, compel Parent or any of its Affiliates to dispose of any shares of Company Common Stock or shares of the Surviving Corporation or to dispose of or hold separate any significant portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or (v) impose damages on Parent, the Company or any of their respective Subsidiaries as a result of the Transactions, in any such case, under clause
(i), (ii), (iii), (iv) or (v) of this Section 6.1(h) that could be reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect; and


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
           (i) Jones Act. Section 27 of the Merchant Marine Act of 1920, as amended, insofar as it limits U.S. coast-wise trade to vessels built in the United States and owned and operated by United States citizens (as defined in Section 2 of the Shipping Act of 1916, as amended) shall not have been (A) repealed or (B) amended in a manner that would be material and adverse to the Company or Parent.

           SECTION 6.2. Conditions to Obligations of Parent, Merger Sub and LLC. The obligations of Parent, Merger Sub and LLC to effect the Mergers are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Reverse Merger Effective Time of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall each be true and correct on and as of the date of this Agreement and as of the Reverse Merger Effective Time with the same force and effect as though made on and as of the Reverse Merger Effective Time, except to the extent that any representation or warranty is limited by its terms to a specific date (in which case such representation and warranty need only be true and correct on the date so specified); provided, however, that the condition set forth in this Section 6.2(a) shall be deemed satisfied unless the aggregate effect of all such failures of representations and warranties to be true and correct, taken together, would have or would reasonably be expected to have a Company Material Adverse Effect and, provided, further, that, for purposes of this Section 6.2(a), in determining whether any breach of the representations and warranties made by the Company in this Agreement has occurred or the amount of losses or damages resulting from such breach, such representations and warranties shall be read as though none of them contained any reference to Company Material Adverse Effect or other materiality qualifiers;

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Reverse Merger Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

           (c) Director Resignations. Parent shall have received written resignation letters from each of the members of the respective board of directors of the Company and its Subsidiaries, effective as of the Reverse Merger Effective Time;

           (d) FIRPTA Certificate. Parent shall have received a certificate complying with Treasury regulations Section 1.897-2(g)(1)(ii) that states that the Company is not a "United States real property holding corporation."


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
           (e) Tax Opinion. Parent shall have received from Weil, Gotshal & Manges LLP, tax counsel to Parent, an opinion dated as of the Closing Date and stating that the Reverse Merger or the Mergers, as the case may be, will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP may rely upon the representations and covenants contained in the certificates of the Company, Parent, Merger Sub and LLC referred to in Section 5.13; and

           (f) Tankers. None of the double-hulled U.S.-flag tankers owned by the Company or any of its Subsidiaries shall have suffered any material damage or shall have been lost or destroyed, nor shall the Company have been otherwise denied the free and unencumbered use thereof, in each case, unless such damage, loss, destruction or denial of use is covered by adequate insurance. For the purposes of this Section 6.2(f), adequacy of insurance coverage shall be determined by evaluating the following: (i) each such vessel shall be insured for at least $90 million total value, and shall have loss of hire insurance of no less than 50% of the daily time charter hire rate earned prior to the incident for four of the U.S. flag double hull vessels and in the case of the Seabulk Energy, 100% of the consecutive voyage charter rate, all with fourteen day deductibles and limits of 90 days of offhire insurance payable per incident;
(ii) the underwriters consist of the companies listed on Section 6.2(f) of the Company Disclosure Schedule, (iii) the Company shall not have violated any of the warranties under such policies or have failed to pay any premiums with respect thereto in a timely manner, in either such case so as to render such policy unenforceable or the payment of claims thereunder with respect to any damage, loss, destruction or denial of use uncollectible, and (iv) the Company's insurance broker shall have provided an opinion to the effect of clauses (i) through (iii) above.

           (g) Appraisal Rights. Holders of Company Common Stock at the Reverse Merger Effective Time representing not more than 4% of the outstanding Shares shall have properly demanded appraisal rights under the DGCL.

           SECTION 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Mergers is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Reverse Merger Effective Time of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall each be true and correct on and as of the date of this Agreement and as of the Reverse Merger Effective Time with the same force and effect as though made on and as of the Reverse Merger Effective Time, except to the extent that any representation or warranty is limited by its terms to a specific date (in which case such representation and warranty need only be true and correct on the date so specified); provided, however, that the condition set forth in this Section 6.3(a) shall be deemed satisfied unless the aggregate effect of all such failures of representations and warranties to be true and correct, taken together, would have or would reasonably be expected to have a Parent Material Adverse Effect and, provided, further, that, for purposes of this Section 6.3(a), in determining whether any breach of the representations and warranties made by Parent in this Agreement has occurred or the amount of losses or damages resulting from such breach, such representations and warranties shall be read as though none of them contained any reference to Parent Material Adverse Effect or other materiality qualifiers;


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
           (b) Performance of Obligations of Parent, Merger Sub and LLC. Parent, Merger Sub and LLC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Reverse Merger Effective Time, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

           (c) Tax Opinion. The Company shall have received from Vinson & Elkins LLP, tax counsel to the Company, an opinion dated as of the Closing Date and stating that the Reverse Merger or the Mergers, as the case may be, will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Vinson & Elkins LLP may rely upon representations and covenants contained in the certificates of the Company, Parent, Merger Sub and LLC referred to in Section 5.13.

           SECTION 6.4. Frustration of Closing Conditions. None of the Company, Parent, Merger Sub or LLC may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Mergers and the other Transactions, as required by and subject to
Section 5.4.

                                   ARTICLE VII

                                   Termination
                                   -----------

           SECTION 7.1. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Reverse Merger Effective Time:

           (a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

           (b) by either of the Company or Parent:

          (i) if the Reverse Merger and, if applicable, the Forward Merger, shall not have been consummated on or before the Walk-Away Date, unless otherwise extended by the mutual written consent of the parties hereto, provided, however, that the right to terminate this Agreement under this
     Section 7.1(b)(i) shall not be available to a party if the failure of the Reverse Merger and, if applicable, the Forward Merger, to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

          (ii) if any Restraint (A) having the effect set forth in Section 6.1(e) or (B) having the effect of granting or implementing any relief referred to Section 6.1(h) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement;

          (iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iv) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (v) if the conditions specified in Section 6.1(i) is not satisfied or becomes incapable of being satisfied; and

           (c) by Parent:

          (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure
     (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or (b) and
     (B) is incapable of being cured, or is not cured, by the Company within thirty (30) calendar days following receipt of written notice from Parent of such breach or failure;

          (ii) if a Company Adverse Recommendation Change shall have occurred;

          (iii) if there shall have occurred any events or changes since the date hereof that, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect;

          (iv) if the chief executive officer or the chief financial officer of the Company shall have failed to provide the necessary certifications when due and as required under the Sarbanes-Oxley Act of 2002;

          (v) if the condition specified in Section 6.2(f) is not satisfied or becomes incapable of being satisfied;

          (vi) if the condition specified in Section 6.2(h) is not satisfied or becomes incapable of being satisfied; or

           (d) by the Company:


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
          (i) if, prior to the Company Stockholder Meeting, (A) the Company Board of Directors shall have determined to accept a Superior Proposal, (B) the Company shall have paid the Termination Fee set forth in Section 7.3(a)(i) and (C) the Company shall not be in breach of any of the provisions set forth Section 5.3 of this Agreement; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.3(d)(i) until after the third business day following Parent's receipt of written notice (unless at the time such notice is otherwise required to be given there are less than three (3) business days prior to the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable) from the Company advising Parent that the Company intends to terminate the Agreement and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require an additional two (2) business day period (unless at the time such notice is otherwise required to be given there are less than two (2) business days prior to the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable), and during such period, causing its respective financial and legal advisors to, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein;

          (ii) if Parent, Merger Sub or LLC shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) calendar days following receipt of written notice from the Company of such breach or failure

          (iii) if there shall have occurred any events or changes that, since the date hereof, individually or in the aggregate, have had or are reasonably likely to have a Parent Material Adverse Effect;

          (iv) if the chief executive officer or the chief financial officer of Parent shall have failed to provide the necessary certifications when due and as required under the Sarbanes-Oxley Act of 2002; or

          (v) if the condition specified in Section 6.3(d) is not satisfied or becomes incapable of being satisfied.

           SECTION 7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the first sentence of Sections 3.18 and 4.19, the last sentence of Section 5.6(a), the last sentence of Section 5.6(b), Sections 5.9, 5.10, 7.2 and 7.3, and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub, LLC or the Company or their respective directors, officers and Affiliates, except (i) the parties may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement prior to the termination of this Agreement. The parties agree that if the Company pays or causes to be paid to Parent a Termination Fee as provided in Section 7.3(a), then Parent and its Affiliates shall not have any other remedy for such termination or breach of this Agreement and neither Parent nor any of its Affiliates shall assert or pursue in any manner, directly or indirectly, any claim against the Company or its Affiliates or its or their Representatives based on such breach or termination.

           SECTION 7.3. Termination Fee.

           (a) In the event that:

          (i) this Agreement is terminated by the Company pursuant to Section 7.1(d)(i);

          (ii) (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) and the Company's breach or failure triggering termination shall have been willful, and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within twelve (12) months of the date this Agreement is terminated; provided, that for purposes of this Section 7.3(a)(ii), all references to 15% in the definition of "Takeover Proposal" shall be deemed to be 50%;

          (iii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or

          (iv) this Agreement is terminated by either the Company or Parent pursuant to Section 7.1(b)(iii);

then in any such event under clause (i), (ii), (iii) or (iv) of this Section 7.3(a), the Company shall pay to Parent a termination fee of $21,300,000 in cash (the "Termination Fee").

           (b) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iv), Parent shall pay to the Company $5 million in cash in satisfaction of all expenses and other costs, including opportunity costs, incurred in connection with the transactions contemplated hereby;


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
           (c) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), then Parent shall pay to the Company, in cash, all reasonable out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers), up to $1,000,000, incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement or the transactions contemplated hereby.

           (d) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(c)(i), then the Company shall pay to Parent, in cash, all reasonable out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers), up to $1,000,000, incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement or the transactions contemplated hereby.

           (e) Any payment required to be made pursuant to clause (i) of Section 7.3(a) shall be made to Parent in accordance with Section 7.1(d)(i); any payment required to be made pursuant to clause (ii) of Section 7.3(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal (and in any event no later than two (2) Business Days after delivery to the Company of notice of demand for payment); and any payments required to be made pursuant to clauses (iii) or (iv) of Section 7.3(a) shall be made to Parent promptly following termination of this Agreement (and in any event no later than two (2) Business Days after delivery to the Company of notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Any payment required to be made pursuant to Section 7.3(b) shall be made to the Company promptly following the termination of this Agreement. All such payments shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

           (f) In the event that a party shall fail to pay the Termination Fee required pursuant to this Section 7.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate plus 2%. In addition, if a party shall fail to pay such fee when due, such party shall also pay all of the other party's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee. The parties acknowledge that the Termination Fee and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

           SECTION 8.1. Nonsurvival of Representations and Warranties. The representations, warranties and agreements in this Agreement shall terminate at the Reverse Merger Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.8, 5.9 and 5.10 and any other agreement in this Agreement which contemplates performance after the Reverse Merger Effective Time shall survive the Reverse Merger Effective Time indefinitely and those set forth in Sections 5.9, 5.10,
7.2 and 7.3 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Reverse Merger Effective Time.

           SECTION 8.2. Amendment or Supplement. At any time prior to the Reverse Merger Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval or Parent Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Transactions by the stockholders of the Company or the stockholders of Parent, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company or by the stockholders of Parent without such approval.

           SECTION 8.3. Extension of Time, Waiver, Etc. At any time prior to the Reverse Merger Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent, Merger Sub or LLC in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

           SECTION 8.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

           SECTION 8.5. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           SECTION 8.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholders Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

           SECTION 8.7. Governing Law; Waiver of Jury Trial.

           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

           (b) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement or the Transactions.

           SECTION 8.8. Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

           SECTION 8.9. Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or State court sitting in the State of Delaware (and appropriate appellate courts therefrom).

           SECTION 8.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

                           If to Parent, Merger Sub or LLC, to:
                           460 Park Avenue
                           12th Floor
                           New York, NY 10022
                           Attention:  President
                           Facsimile:  212-582-8522

                  with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attention:  David E. Zeltner, Esq.
                           Facsimile:  (212) 310-8007

                  If to the Company, to:
                           Seabulk International, Inc.
                           2200 Eller Drive
                           Fort Lauderdale, Florida 33316
                           Attention:  General Counsel
                           Facsimile:  (954) 527-1772

                  with a copy (which shall not constitute notice) to:
                           Vinson & Elkins
                           First City Tower
                           1001 Fannin Street, Suite 2300
                           Houston, Texas 77002
                           Attention:  T. Mark Kelly, Esq.
                           Facsimile:  (713) 615-5531

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           SECTION 8.11. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           SECTION 8.12. Definitions.

           (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

           "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

           "business day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

           "Environmental Laws" means any and all applicable U.S., State or foreign Laws and regulations pertaining to protection of human health (to the extent arising from exposure to Hazardous Materials) or the environment (including, without limitation, any generation, use, storage, treatment, transportation, or Release of Hazardous Materials into the environment (including, but not limited to, marine or navigable waters)) in effect as of the Reverse Merger Effective Time.

           "Environmental Permits" means any and all Permits required under Environmental Laws.

           "GAAP" shall mean generally accepted accounting principles in the United States.

           "Governmental Authority" shall mean any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

           "Hazardous Materials" means any (1) chemical, substance, waste, pollutant, or contaminant that is regulated under any Environmental Law; (2) friable asbestos containing materials and polychlorinated biphenyls; and (3) any petroleum hydrocarbons, petroleum products, crude oil, natural gas, and any components, fractions, or derivatives thereof.

           "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Knowledge of the Company" shall mean, with respect to any matter in question, the actual knowledge after due inquiry of such Person's executive officers.

           "Knowledge of the Parent" shall mean, with respect to any matter in question, the actual knowledge after due inquiry of such Person's executive officers.

           "Permitted Liens" shall mean any mechanic's, worker's, materialmen's, maritime or other liens arising as a matter of law in the ordinary course of business consistent with past practice.

           "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

           "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the environment, including, but not limited to, marine or navigable waters.

           "Subsidiary" when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

           "Subsidiary Documents" shall mean (i) with respect to any Subsidiary that is a corporation, the certificate or articles of incorporation and the by-laws, (ii) with respect to any Subsidiary that is a limited liability company, the certificate or articles of formation or organization and the operating agreement, and (iii) with respect to any Subsidiary that is a partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

           "Transactions" refers collectively to this Agreement and the transactions contemplated hereby, including the Mergers, and the Stockholders Agreement and the transactions contemplated thereby.

           "Walk-Away Date" shall mean September 15, 2005; provided, however, that such date shall be automatically extended for 90 days if only the condition to Closing set forth in Section 6.1(c) remains unsatisfied or unwaived at September 15, 2005.

The following terms are defined on the page of this Agreement set forth after such term below:


Adjusted Option................................10    Exchange Agent..................................7
Agreement.......................................2    Exchange Fund...................................7
Antitrust Laws.................................57    Exchange Ratio..................................5
Balance Sheet..................................18    Foreign Antitrust Laws.........................16
Balance Sheet Date.............................18    Form S-4.......................................20
Bankruptcy and Equity Exception................15    Forward Merger..................................3
Certificate.....................................6    Forward Merger Certificate of Merger............3
Closing.........................................3    Forward Merger Effective Time...................4
Closing Date....................................3    Indemnitees....................................60
Closing Date Price..............................6    Intellectual Property..........................28
COBRA..........................................24    IRS............................................21
Code............................................2    Joint Proxy Statement..........................16
Company.........................................2    Laws...........................................20
Company Adverse Recommendation Change..........55    Liens..........................................13
Company Adverse Recommendation Notice..........56    LLC.............................................2
Company Board Recommendation...................49    Managing Member.................................2
Company Charter Documents......................13    MARAD..........................................16
Company Common Stock............................5    Material Contract..............................27
Company Contracts..............................27    Merger Sub......................................2
Company Disclosure Schedule....................12    Mergers.........................................3
Company Employee...............................62    Multiemployer Plan.............................23
Company Financial Advisor......................29    Parent..........................................2
Company Intellectual Property..................28    Parent Balance Sheet...........................36
Company Material Adverse Effect................13    Parent Board Recommendation....................49
Company Opinion................................29    Parent Charter Documents.......................32
Company Plans..................................23    Parent Common Stock.............................5
Company Preferred Stock........................14    Parent Contracts...............................44
Company SEC Documents..........................17    Parent Disclosure Schedule.....................31
Company Severance Policy.......................62    Parent Financial Advisor.......................46
Company Stock Options..........................10    Parent Intellectual Property...................45
Company Stock Plans............................10    Parent Material Adverse Effect.................32
Company Stockholder Approval...................16    Parent Material Contract.......................44
Company Stockholders Meeting...................49    Parent Opinion.................................46
Company Stockholders' Agreement................16    Parent Plans...................................41
Confidentiality Agreement......................59    Parent Policies................................46
Contract.......................................16    Parent Preferred Stock.........................32
Current Plans..................................62    Parent SEC Documents...........................35
DGCL............................................2    Parent Stock Plans.............................32
Dissenting Shares..............................12    Parent Stockholder Approval....................34
Dissenting Stockholders........................12    Parent Stockholders Meeting....................49
Engagement Letter..............................30    Parent Vessels.................................47
ERISA..........................................23    Per Share Cash Consideration....................5
Exchange Act...................................16    Per Share Merger Consideration..................5
                                                     Permits........................................20
                                                     Policies.......................................29
                                                     Replacement Plan...............................62
                                                     Representatives................................54


                                       77

Restraints.....................................64   Surviving Corporation...........................3
Reverse Merger..................................3   Takeover Proposal..............................56
Reverse Merger Certificate of Merger............3   Tax Opinion Failure.............................3
Reverse Merger Effective Time...................3   Tax Returns....................................23
SEC............................................11   Taxes..........................................23
Securities Act.................................13   Termination Fee................................70
Share..........................................12   Vessels........................................30
Significant Stockholders........................2   WARN...........................................25
Stockholders Agreement..........................2   Warrants.......................................14
Superior Proposal..............................56


           SECTION 8.13 Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

           (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    SEACOR HOLDINGS INC.



                                    By:    /s/  Randall Blank
                                         ---------------------------------------
                                         Name:  Randall Blank
                                         Title: Executive Vice President



                                    SBLK ACQUISITION CORP.



                                    By:    /s/   Randall Blank
                                         ---------------------------------------
                                         Name:   Randall Blank
                                         Title:  Vice President



                                    CORBULK LLC

                                    By:      SEACOR Holdings, Inc.,
                                             its sole member



                                    By:    /s/   Randall Blank
                                         ---------------------------------------
                                         Name:   Randall Blank
                                         Title:  Executive Vice President



                                    SEABULK INTERNATIONAL, INC.



                                    By:    /s/   Gerhard E. Kurz
                                         ---------------------------------------
                                         Name:   Gerhard E. Kurz
                                         Title:  Chairman and CEO


                                       79